                                                                    Exhibit 4(n)


================================================================================


                              CLEVELAND-CLIFFS INC





                                 NOTE AGREEMENT


                         Dated as of December 15, 1995





                      Re:  $70,000,000 7.00% Senior Notes
                             Due December 15, 2005


================================================================================

                               TABLE OF CONTENTS

                         (Not a part of the Agreement)

SECTION                                                 HEADING                                                       PAGE
SECTION 1.          DESCRIPTION OF NOTES AND COMMITMENT .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
 Section 1.1.           Description of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
 Section 1.2.           Commitment, Closing Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
 Section 1.3.           Other Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 2.          PREPAYMENT OF NOTES .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
 Section 2.1.           No Required Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
 Section 2.2.           Optional Prepayment with Premium   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
 Section 2.3.           Prepayment on Change of Control Event  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
 Section 2.4.           Notice of Optional Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
 Section 2.5.           Application of Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
 Section 2.6.           Direct Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
 Section 2.7.           Payments Due on Non-Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 3.          REPRESENTATIONS .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
 Section 3.1.           Representations of the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
 Section 3.2.           Representations of the Purchaser   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
 Section 3.3.           Transfers of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 4.          CLOSING CONDITIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
 Section 4.1.           Conditions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
 Section 4.2.           Waiver of Conditions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 5.          COMPANY COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
 Section 5.1.           Corporate Existence, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
 Section 5.2.           Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
 Section 5.3.           Taxes, Claims for Labor and Materials, Compliance with Laws  . . . . . . . . . . . . . . . .  10
 Section 5.4.           Maintenance, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
 Section 5.5.           Nature of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
 Section 5.6.           Consolidated Adjusted Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
 Section 5.7.           Limitations on Funded Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
 Section 5.8.           Limitation on Basket Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 Section 5.9.           Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 Section 5.10.          Mergers, Consolidations and Sales of Assets  . . . . . . . . . . . . . . . . . . . . . . . .  13
 Section 5.11.          Guaranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
 Section 5.12.          Repurchase of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
 Section 5.13.          Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

 Section 5.14.          Termination of Pension Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
 Section 5.15.          Reports and Rights of Inspection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 6.          EVENTS OF DEFAULT AND REMEDIES THEREFOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
 Section 6.1.           Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
 Section 6.2.           Notice to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
 Section 6.3.           Acceleration of Maturities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
 Section 6.4.           Rescission of Acceleration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 7.          AMENDMENTS, WAIVERS AND CONSENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
 Section 7.1.           Consent Required   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
 Section 7.2.           Solicitation of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
 Section 7.3.           Effect of Amendment or Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 8.          INTERPRETATION OF AGREEMENT; DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
 Section 8.1.           Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
 Section 8.2.           Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
 Section 8.3.           Directly or Indirectly   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 9.          MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 Section 9.1.           Registered Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 Section 9.2.           Exchange of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 Section 9.3.           Loss, Theft, Etc. of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 Section 9.4.           Expenses, Stamp Tax Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 Section 9.5.           Powers and Rights Not Waived; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . .  33
 Section 9.6.           Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 Section 9.7.           Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 Section 9.8.           Survival of Covenants and Representations  . . . . . . . . . . . . . . . . . . . . . . . . .  34
 Section 9.9.           Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 Section 9.10.          Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 Section 9.11.          Captions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 Section 9.12.          Additional Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

Signature . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Attachments to Note Agreement:

Schedule I            --      Names and Addresses of Note Purchasers and
                              Amounts of Commitments

Exhibit A             --      Form of 7.00% Senior Note due December 15, 2005

Exhibit B             --      Representations and Warranties of the Company

Exhibit C             --      Description of Special Counsel's Closing Opinion

Exhibit D             --      Description of Closing Opinion of General Counsel
                              to the Company

                              CLEVELAND-CLIFFS INC
                              1100 Superior Avenue
                           Cleveland, Ohio  44114-2589

                                NOTE AGREEMENT

                     Re:  $70,000,000 7.00% Senior Notes
                            Due December 15, 2005
                                                                     Dated as of
                                                               December 15, 1995
To the Purchaser named in Schedule I
  hereto which is a signatory of this
  Agreement

Gentlemen:

           The undersigned, Cleveland-Cliffs Inc, an Ohio corporation (the "Company"), agrees with you as follows:

SECTION 1.             DESCRIPTION OF NOTES AND COMMITMENT.

           Section 1.1. Description of Notes. The Company will authorize the issue and sale of $70,000,000 aggregate principal amount of its 7.00% Senior Notes (the "Notes"), to be dated the date of issue, to bear interest from such date at the rate of 7.00% per annum, payable semi-annually in arrears on the fifteenth day of each June and December in each year (commencing June 15, 1996) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and Make-Whole Amount, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 9.00% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on December 15, 2005, and to be substantially in the form attached hereto as Exhibit A.

           Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the Make-Whole Amount, if any, set forth in Section 2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and the separate agreements with the other purchasers named in
Schedule I. You and the other purchasers named in Schedule I are hereinafter sometimes referred to as the "Purchasers."

           Section 1.2. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes in the principal amount set forth opposite your name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereafter mentioned.

Cleveland-Cliffs Inc                                              Note Agreement

           Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe, Chicago, Illinois 60603, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Society National Bank, Cleveland, Ohio, ABA No. 0410-0103-9 for credit to the Company's Account No. 10005-83223 in the amount of the purchase price at 10:00 A.M., Chicago time, on December 19, 1995 or such later date (not later than December 27, 1995) as shall mutually be agreed upon by the Company and the Purchasers (the "Closing Date"). The Notes delivered to you on the Closing Date will be delivered to you in the form of a single registered
Note in the form attached hereto as Exhibit A for the full amount of your purchase (unless different denominations are specified by you), registered in your name or in the name of your nominee, all as you may specify at any time prior to the Closing Date.

           Section 1.3. Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Company is entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Company the principal amount of Notes set opposite such Purchasers' names in Schedule I, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of the similar agreements by the Purchasers. This Agreement and said similar agreements with the other Purchasers are herein collectively referred to as the "Agreements." The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser or the failure of any other Purchaser to act and the obligations of the Company to you hereunder and to each other Purchaser under such Purchaser's Agreement shall be several and not joint, and the Company shall not be liable or responsible to you except with respect to any action taken or any failure to act by the Company with regard to you or the Notes purchased by you hereunder.

SECTION 2.             PREPAYMENT OF NOTES.

           Section 2.1. No Required Prepayments. The Notes are not subject to any scheduled or installment prepayments of principal.

           Section 2.2. Optional Prepayment with Premium. Upon compliance with Section 2.4 the Company shall have the right, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $1,000,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with the Make-Whole Amount, determined as of three (3) Business Days prior to the date of such prepayment pursuant to this Section 2.2.

           Section 2.3. Prepayment on Change of Control Event. (a) In the event that the Company shall have advance notice of a Change of Control Event which the Company determines in good faith is likely to occur no less than 60 days or more than 120 days from the date of such notice, then it shall provide written notice (a "Section 2.3(a) Notice") to all holders of the Notes of such proposed Change of Control Event, which Section 2.3(a) Notice shall include the information specified in Section 2.3(c) and shall contain the agreement of the Company to either (i) prepay all the Notes held by such holders accepting the prepayment offer

Cleveland-Cliffs Inc                                              Note Agreement

concurrently with the closing of the transaction which causes or constitutes a Change of Control Event (the "Prepayment Offer") or (ii) increase the interest rate on the Notes by 2.00% per annum concurrently with the closing of the transaction which causes or constitutes a Change of Control Event. In the event the Company elects to increase the interest rate on the Notes, each of the holders of the Notes shall be deemed to have agreed to such increase. In the case of a Prepayment Offer, the holder of any Notes that wishes to accept such Prepayment Offer shall notify the Company in writing of the acceptance of the Prepayment Offer upon the Change of Control Event within 45 days of receipt of the Section 2.3(a) Notice. In the case of Prepayment Offer, on the date 30 days prior to the date of the closing of the proposed transaction, the Company shall provide to each holder of Notes which has not yet responded to the Section 2.3(a) Notice, a duplicate copy of the Section 2.3(a) Notice originally sent to such holder. Not less than five days prior to the date of the closing of the proposed transaction, the Company will furnish to each holder of Notes a written confirmation of the date of the Change of Control Event. On the date the Change of Control Event occurs the Company shall in accordance with the Section 2.3(a) Notice either (i) prepay the principal amount of the Notes held by the holders that have delivered such notice of acceptance of the Prepayment Offer, together with accrued interest thereon to the date of such prepayment or (ii) issue to all holders of Notes new Notes bearing interest at the rate of 9.00% per annum, and bearing interest on any overdue principal, and (to the extent legally enforceable) on interest and Make-Whole Amount, if any, at the rate of 11.00% per annum and otherwise to be in substantially the form of Exhibit A hereto. Such obligation to prepay the Notes or deliver new Notes with respect to a particular proposed Change of Control Event described in a Section 2.3(a) Notice shall terminate in the event that such Change of Control Event does not occur within 120 days of the date of the Section 2.3(a) Notice relating to such proposed Change of Control Event upon substantially the terms described in such
Section 2.3(a) Notice. If either (i) the Company shall have at least 45 days advance notice that, in the case of any Change of Control Event approved of or authorized by the Company notwithstanding the best efforts of the Company to complete the proposed Change of Control Event within the 120-day period after the initial Section 2.3(a) Notice with respect thereto, the proposed Change of Control Event will occur more than 120 days after the initial Section 2.3(a) Notice with respect to such proposed Change of Control Event or (ii) the terms applicable to the proposed Change of Control Event previously described in the initial Section 2.3(a) Notice with respect thereto are materially different from the terms initially described, the Company shall give additional Section 2.3(a) Notices and the holders of the Notes shall have the rights of prepayment or increased interest rate as contemplated herein. In the event the interest rate on the Notes has been increased as contemplated hereinabove, the Company and the holders of the Notes shall enter into appropriate amendments to this Agreement to the extent necessary to reflect such amended interest rate.

          (b) In the event (i) the Company shall not have sufficient advance notice of a Change of Control Event to timely furnish a Section 2.3(a) Notice, and (ii) a Change of Control Event shall occur, the Company will, as soon as reasonably practicable and in any event within five (5) days after such Change of Control Event, give notice of such event to all holders of the Notes (a "Section 2.3(b) Notice") which shall include the information specified in
Section 2.3(c) and shall contain the agreement of the Company to either (i) prepay all Notes held by such holders accepting the prepayment offer or (ii) increase the interest rate on the Notes

Cleveland-Cliffs Inc                                              Note Agreement

as of the effective date of the Change of Control Event by 2.00%. In the event the Company elects to increase the interest rate on the Notes, each of the holders of the Notes shall be deemed to have agreed to such increase. In the event that the Company elects to increase the interest rate on the Notes, the Company shall, as soon as reasonably practicable, and in no event later than 15 days after the Change of Control Event, deliver new Notes to each holder of Notes in the form described in Section 2.3(a). In the event the interest rate on the Notes has been increased as contemplated hereinabove, the Company and the holders of the Notes shall enter into appropriate amendments to this Agreement to the extent necessary to reflect such amended interest rate. In the case of any offer of prepayment, the holder of any Notes may notify the Company in writing of the acceptance of the offer of prepayment at least five days prior to the date specified for prepayment in the Section 2.3(b) Notice. On the date 30 days prior to the prepayment date, the Company shall provide to each holder of Notes which has not yet responded to the Section 2.3(a) Notice, a duplicate copy of the Section 2.3(a) Notice originally sent to such holder. On the date designated in the Section 2.3(b) Notice, the Company shall prepay the principal amount of all Notes held by all holders that have delivered such notice of acceptance of the prepayment offer, together with accrued interest thereon to the date of such prepayment.

          (c) The Section 2.3(a) Notice and Section 2.3(b) Notice required to be given by the Company pursuant to and in accordance with the provisions of Sections 2.3(A) and (B), respectively, shall, in each case, be in writing and shall set forth, (i) a summary of the transaction or transactions causing or proposed to cause the Change of Control Event (including, without limitation, a reasonably detailed calculation of the ratio of Consolidated Funded Debt to Consolidated Total Capitalization immediately after giving effect to the consummation of the Change of Control), (ii) the Company's election as to whether it will offer to prepay the Notes or increase the interest rate thereon (iii) in the event that the Company offers to prepay the Notes, such financial or other information as the Company in good faith determines is appropriate for each holder to make an informed decision as to whether to require a prepayment of such holder's Notes, (iv) in the event that the Company offers to prepay the Notes, in the case of any Section 2.3(b) Notice, the date set for prepayment, if any, of the Notes which date shall not be less than 45 days or more than 60 days after the date of such notice, (v) in the event that the Company offers to prepay the Notes, that the Notes will be prepayable at a price equal to the principal amount thereof together with accrued interest to the date of prepayment, without a Make-Whole Amount and
(vi) in the event that the Company offers to prepay the Notes, the amount of accrued interest applicable to the prepayment. In the event the Company offers to prepay the Notes, thereafter and prior to the Change of Control Event the Company shall provide such other information as each holder of the Notes shall reasonably determine is necessary for such holder to make an informed decision as to whether to require a prepayment of such holder's Notes.

          (d) As used herein, the term "Change of Control" shall mean and include any Person or related Persons constituting a "group" for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, becoming the beneficial owner or owners, directly or indirectly, of a majority of the Voting Stock (determined by number of votes) of the Company (the "Beneficial Owners"); provided that a Change of Control shall not have

Cleveland-Cliffs Inc                                              Note Agreement

occurred if the Beneficial Owner or Owners include, and are under the general direction and control of, a member or members of the Current Management Group.

        As used herein, the term "Change of Control Event" shall mean the occurrence of a Change of Control if, after giving effect thereto, Consolidated Funded Debt shall exceed 45% of Consolidated Total Capitalization.

        As used herein, the term "Current Management Group" shall mean M. Thomas Moore, William R. Calfee, John S. Brinzo and Thomas J. O'Neil and any successors thereto who are appointed by a majority of the Continuing Directors, which appointment is approved by the holders of not less than 66-2/3% of the aggregate principal amount of the Notes outstanding (which approval shall not be unreasonably withheld). A "Continuing Director" shall mean any director of the Company who either (x) is a director of the Company on the date of issuance of the Notes or (y) becomes a director of the Company subsequent to the date of the issuance of the Notes but prior to the date of the Change of Control and whose election or nomination for election by the shareholders of the Company was duly approved by at least two-thirds of the Continuing Directors who were such immediately prior to that time of election or nomination, either by a specific vote of such Continuing Directors or by approval of the proxy statement issued by the Company in which such individual was named as a nominee for director of the Company.

           Section 2.4. Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to Section 2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, (iii) that a Make-Whole Amount may be payable, (iv) the date when such Make-Whole Amount will be calculated, (v) the estimated Make-Whole Amount, including reasonably detailed calculations thereof, and (vi) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the Make-Whole Amount, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than three (3) Business Days prior to the prepayment date specified in such notice (which shall be sent by facsimile transmission), the Company shall provide each holder of a Note written notice of the Make-Whole Amount, if any, payable in connection with such prepayment and, whether or not any Make-Whole Amount is payable, a reasonably detailed computation of the Make-Whole Amount.

           Section 2.5. Application of Prepayments. All partial prepayments pursuant to Section 2.2 shall be applied on all outstanding Notes being prepaid ratably in accordance with the unpaid principal amounts thereof.

           Section 2.6. Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any subsequent Institutional Holder which has given written notice to the Company requesting that the provisions of this Section 2.6 shall apply, the Company will punctually pay

Cleveland-Cliffs Inc                                              Note Agreement

when due the principal thereof, interest thereon and Make-Whole Amount, if any, due with respect to said principal, without any presentment thereof, directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in Schedule I hereto or such other address as you, your nominee or such subsequent Institutional Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is designated for you or your nominee on Schedule I hereto or in any written notice to the Company from you, from your nominee or from any such subsequent Institutional Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as you, your nominee or any such subsequent Institutional Holder may from time to time direct in writing.

           Section 2.7. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, Make-Whole Amount, if any, or interest on any Note shall be paid and received by the holders of the Notes not later than 12:00 Noon New York, New York time, and any payment of principal of, Make-Whole Amount, if any, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day and shall include all interest accrued to, but not including, such succeeding Business Day.

SECTION 3.          REPRESENTATIONS.

           Section 3.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

           Section 3.2. Representations of the Purchaser. You represent, and in entering into this Agreement, and in issuing the Notes hereunder and thereunder the Company has relied and will be relying on its understanding that you (i) are an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"), (ii) have such knowledge and experience in financial and business matters, alone or together with your advisors, that you are capable of evaluating the merits and risks of the investment in the Notes to be made by you hereunder, and (iii) are acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, have no present intention of selling, negotiating or otherwise disposing of the Notes being acquired by you hereunder and shall not sell, negotiate or otherwise dispose of such Notes unless such sale is pursuant to an effective registration statement under the 1933 Act or is exempt from the registration requirements under the 1933 Act as of the time of any proposed sale; it being understood, however, that the disposition of your property shall at all times be and remain within your control. You further represent that the source of funds to be used by you to pay the purchase price of the Notes is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption 95-60 ("PTE") (issued July 12, 1995) and the purchase of the Notes by you is eligible for and satisfies the requirements of PTE 95-60.

Cleveland-Cliffs Inc                                              Note Agreement

     Section 3.3. Transfers of Notes. You covenant that you will not transfer any Notes to any Person unless such Person shall represent and warrant as follows (it being understood that such Person shall be deemed to have so represented and warranted by its acceptance of such Note, and except in the case of disclosure pursuant to clause (b), (c), (d) or (f) below, no written statement of such Person shall be necessary):

        At least one of the following statements concerning each source of funds to be used by the proposed transferee to acquire the Notes is accurate:

        (a) the source of funds is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and the purchase of the Notes by such Note Purchaser is eligible for and satisfies the requirements of PTE 95-60;

        (b) all or a part of such funds constitute assets of one or more separate accounts, trusts or a commingled pension trust maintained by the Purchaser, and the Purchaser has disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts or pension trusts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts or trusts as of the date of such purchase (for the purpose of this clause (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

        (c) all or part of such funds constitute assets of a bank collective investment fund maintained by the Purchaser, and the Purchaser has disclosed to the Company the names of such employee benefit plans whose assets in such collective investment fund exceed 10% of the total assets or are expected to exceed 10% of the total assets of such fund as of the date of such purchase (for the purpose of this clause (c), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

        (d) all or part of such funds constitute assets of one or more employee benefit plans, each of which has been identified to the Company in writing;

        (e) the Purchaser is acquiring the Notes for the account of one or more pension funds, trust funds or agency accounts, each of which is a "governmental plan" as defined in Section 3(32) of ERISA;

        (f) the source of funds is an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of PTE 84-14, issued March 13, 1984), provided that no other party to the transactions described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of PTE 84-14) has at this time, and during the immediately preceding one year has exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing to the Company pursuant to this clause (f) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans; or

Cleveland-Cliffs Inc                                              Note Agreement

          (g) all or a portion of such funds consists of funds which do not constitute "plan assets".

        If any proposed transferee makes any disclosure pursuant to clause
    (b), (c), (d) or (f) above in connection with any proposed transfer, such transfer shall not occur until the fifth Business Day following such disclosure and then only if the transferring Purchaser and such proposed transferee shall not have received a statement in writing that the Company is unable to make the following representation:

              The Company represents and warrants that (x) it is neither a "party in interest" (as defined in Title I, Section 3(14) of ERISA) nor a "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b), (c) or
              (d) above, or (y) with respect to any plan identified pursuant to paragraph (f) above, neither it nor any "affiliate" (as defined in Section V(c) of PTE 84-14) is described in the proviso to said paragraph (f).

                If the Company fails to otherwise respond in such five-Business Day period, it shall be deemed to have made the foregoing representation and warranty. As used in this Section 3.3, the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA and the term "plan assets" shall have the meaning assigned to it in Department of Labor Regulation 29 C.F.R. Section 2510.3-101.

SECTION 4.             CLOSING CONDITIONS.

    Section 4.1. Conditions. Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

          (a) Closing Certificate. You shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (i) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date (other than such representations and warranties that are made with reference to an identified date or dates, which shall continue to be true and correct with respect to such identified date or dates on the Closing
    Date), (ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

Cleveland-Cliffs Inc                                              Note Agreement

          (b) Legal Opinions. You shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, from
    F. L. Hartman, Vice President and General Counsel for the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits C and D, respectively, hereto.

          (c) Related Transactions. The Company shall have consummated the sale of all of the Notes on the Closing Date pursuant to this Agreement and the other Agreements referred to in Section 1.3.

          (d) Private Placement Number. On or prior to the Closing Date, a private placement number shall been applied for the Notes from Standard & Poor's Corporation.

          (e) Application of Proceeds. Concurrently with the issuance of the Notes hereunder, the Company shall have provided to the holders thereof prepayment notice with respect to the 1992 Notes.

          (f) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

    Section 4.2.     Waiver of Conditions.  If on the Closing Date the
Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in Section 4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section 4.1 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this Section 4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company (except to the extent that fulfillment of any conditions specified in Section
4.1 has been waived); provided, however that the Company shall not be obligate to tender to you the Notes to be issued on the Closing Date unless the Purchasers are willing to purchase 100% of the Notes on such date.

SECTION 5.      COMPANY COVENANTS.

    From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

    Section 5.1. Corporate Existence, Etc. The Company will preserve and keep in full force and effect, and will cause each Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business; provided, however, that
(i) the foregoing shall not prevent any transaction

Cleveland-Cliffs Inc                                              Note Agreement

permitted by Section 5.10, and (ii) nothing in this Section 5.1 shall prevent the abandonment or termination of the corporate existence or franchise of any Subsidiary (except CCI) if, at the time of any such transactions or after giving effect thereto, no Default or Event of Default exists and such abandonment or termination does not materially and adversely effect the condition or operations of the Company and its Subsidiaries.

    Section 5.2. Insurance. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or similar business and owning and operating similar properties. The Company will provide an officer's certificate to each holder of Notes within the periods set forth in Section 5.15(a) and (B) stating that the Company is in compliance with this Section 5.2.

    Section 5.3. Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Subsidiary not permitted by the provisions of Section 5.9; provided, however, that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would reasonably be expected to have a Material Adverse Effect or would result in any Lien not permitted under Section 5.9.

    Section 5.4. Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are material to the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions thereto so that at all times the efficiency thereof shall be maintained.

    Section 5.5. Nature of Business. The Company will not, and will not permit CCI to, engage in any business activities or operations which are substantially different in nature from and unrelated to the activities and operations of the Company and its Subsidiaries engaged in on the Closing Date. The Company shall at all times own 80% of the capital

Cleveland-Cliffs Inc                                              Note Agreement

stock of each of CCI, Cliffs Mining Company, a Delaware corporation and Northshore Mining Company, a Delaware corporation and a Wholly-owned Subsidiary of Cliffs Minnesota Minerals Company, a Minnesota corporation, which is a Wholly-owned Subsidiary of the Company.

        Section 5.6. Consolidated Adjusted Net Worth. The Company will at all times keep and maintain Consolidated Adjusted Net Worth at an amount not less than the sum of (i) $200,000,000 plus (ii) 25% of Consolidated Net Earnings for each fiscal quarter of the Company commencing with the fiscal quarter ending March 31, 1996 (it being agreed that, for the purposes of this clause (ii), Consolidated Net Earnings which is a deficit for any such fiscal quarter included in any calculation hereunder shall be deemed to be zero and, accordingly, shall not reduce the level of Consolidated Adjusted Net Worth otherwise required to be maintained pursuant to this Section 5.6).

        Section 5.7. Limitations on Funded Debt. (a) The Company will not, and will not permit any Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Funded Debt, except:

                (1)    Funded Debt evidenced by the Notes;

                (2) Funded Debt of the Company and its Subsidiaries outstanding as of the date of this Agreement and reflected on Annex 2 to Exhibit B hereto; and additional Funded Debt incurred for the purpose of extending, renewing or refunding such Funded Debt, provided that the aggregate amount of such additional Funded Debt shall not exceed the aggregate amount of the Funded Debt which is the subject of such extension, renewal or refunding; and

                (3) Funded Debt of the Company and its Subsidiaries, provided that at the time of issuance thereof and after immediately giving effect thereto and to the application of the proceeds thereof:

                (i) Consolidated Funded Debt shall not exceed 60% of Consolidated Total Capitalization; and

                (ii) in the case of the incurrence of Subsidiary Funded Debt, total Subsidiary Funded Debt shall not exceed 20% of Consolidated Adjusted Net Worth.

          (b) Any corporation which becomes a Subsidiary after the date hereof shall for all purposes of this Section 5.7 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Debt of such corporation existing immediately after it becomes a Subsidiary and, in any such event, compliance with Section 5.7(a)(3) shall be determined on a consolidated basis after giving effect to such corporation becoming a Subsidiary.

Cleveland-Cliffs Inc                                              Note Agreement

           Section 5.8. Limitation on Basket Obligations. The Company will not at any time permit Basket Obligations to exceed an amount equal to 15% of Consolidated Adjusted Net Worth.

           Section 5.9. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except:

                (a) Liens for taxes and assessments or other governmental charges or levies, provided payment thereof is not at the time required by Section 5.3;

                (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                (c) Liens incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of its property which Liens are not incurred in connection with the incurrence of Indebtedness and which do not in the aggregate materially impair the use of such property in the operation of the business of the Company and its Subsidiaries, taken as a whole, or the value of such property for the purposes of such business;

                (d) Liens securing Indebtedness of a Subsidiary to the Company or to another Subsidiary;

                (e) Liens existing as of December 15, 1995 and reflected on Annex 2 to Exhibit B;

                (f) Liens (including Liens of Capitalized Leases of the Company or any Subsidiary) incurred after the Closing Date (1) given to secure the payment of the purchase price or costs of construction incurred contemporaneously with, or within 120 days after, the acquisition or construction of assets useful and intended to be used in carrying on the business of the Company or a Subsidiary, or (2) existing on assets useful and intended to be used in carrying on the business of the Company or a Subsidiary at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owning such assets, whether or not such existing Liens were given to secure the payment of the purchase price of the assets to which they attach; provided that in the case of Liens described in either of the foregoing clauses (1) or (2), (i) the Lien shall attach solely to the assets so acquired or constructed, (ii) at the time of acquisition of such assets (or at the time the entity owning such assets was acquired by the Company or a Subsidiary), the aggregate amount remaining unpaid on all Debt secured by Liens on such assets, whether or not assumed by the Company or a Subsidiary, shall not exceed an amount equal to the

Cleveland-Cliffs Inc                                              Note Agreement

         lesser of (i) the purchase price of such assets at such time or
         (ii) the fair market value of such assets at such time (as determined in good faith by the Board of Directors of the Company), and (iii) all such Debt shall have been incurred within the applicable limitations provided in Section 5.7(a)(3);

                (g) any extension, renewal or replacement of any Lien described in Section 5.9(E) or Section 5.9(F) provided that (i) the Lien so extended, renewed or replaced (the "New Lien") shall not encumber any property of the Company or any Subsidiary which was not previously subject to the prior Lien, and (ii) at the time of such extension, renewal or replacement and after giving effect thereto and to the application of the proceeds of any Debt secured thereby, the Debt secured by the New Lien shall not exceed the principal amount of Debt secured by the prior Lien as of the date of any such extension, renewal or replacement; and

                (h) other Liens incurred in the ordinary course of business subsequent to the Closing Date provided that the obligations secured thereby are permitted by Section 5.8.

         Notwithstanding the foregoing provisions of this Section 5.9, in the event any property of the Company or its Subsidiaries is subjected to a Lien in violation Section Section 5.9(A) through (G), inclusive, but in violation of no other provision of this Agreement (an "Excess Lien"), such transaction will not constitute a Default or Event of Default hereunder if, concurrently with and as a condition precedent to the creation of such Excess Lien (1) the Company shall give notice of such Excess Lien, including, a reasonably detailed description of the property upon which such Excess Lien was placed, (2) the Company or such Subsidiary makes or causes to be made provision whereby the obligations of the Company under the Notes and this Agreement will be secured equally and ratably with all other obligations secured by such Excess Lien pursuant to security arrangements reasonably satisfactory in form, scope and substance to the holder or holders of not less than 66-2/3% in aggregate principal amount of the Notes and (3) the Company or such Subsidiary delivers or causes to be delivered an opinion of counsel reasonably satisfactory to the holders of not less than 66-2/3% of the Notes regarding the validity and priority of such security interest and to the effect that the Notes are equally and ratably secured. In the case of any Excess Lien, said obligations of the Company under the Notes and this Agreement shall have the benefit, to the full extent that the holders may be entitled thereto under applicable law, of an equitable lien on such property securing said obligations of the Company under the Notes and this Agreement.

        Section 5.10.     Mergers, Consolidations and Sales of Assets.  (a)
The Company will not, and will not permit any Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries; provided, however, that:

              (1) any Subsidiary may merge or consolidate with or into (i) the Company or any Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation, or (ii) any other corporation so long as (x) at the time of such merger or consolidation and after giving effect thereto, each of the conditions described in Sections 5.10(A)(2)(II), (III) and
         (IV)

Cleveland-Cliffs Inc                                              Note Agreement

         are satisfied and (y) if the surviving corporation shall not be a Subsidiary, the assets of such Subsidiary shall not constitute a substantial part of the assets of the Company and its Subsidiaries as defined in Section 5.10(B);

              (2) the Company may consolidate or merge with any other corporation if:

                (i) the purchasing, surviving or continuing corporation (the "Surviving Corporation") shall be either the Company or an entity organized under the laws of the United States or any jurisdiction thereof, and in the case of any such consolidation or merger in which the Company is not the Surviving Corporation, the Surviving Corporation shall (x) expressly assume in writing the due and punctual payment of the principal of, Make-Whole Amount, if any, and the interest on all of the Notes outstanding according to their tenor and the due and punctual performance and observance of all of the covenants in the Notes and this Agreement to be performed or observed by the Company, and (y) furnish to the holders of the Notes an opinion of independent counsel to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Corporation enforceable in accordance with its terms, subject to terms and qualifications reasonably satisfactory to holders of not less than 66 2/3% in aggregate principal amount of the then outstanding Notes;

                (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

                (iii) such consolidation or merger does not result in a Material Adverse Effect; and

                (iv) after giving effect to such consolidation or merger, the Company would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of Section 5.7(A)(3); and

              (3) any Subsidiary may sell, lease or otherwise dispose of all or substantially all of its assets to the Company or any Subsidiary.

        (b) The Company will not and will not permit any Subsidiary to sell, lease or otherwise dispose of (other than in the ordinary course of business) any substantial part (as defined in Section 5.10(C) below) of the assets of the Company and its Subsidiaries, taken as a whole, provided that any Subsidiary may sell, lease or otherwise dispose of a substantial part of its assets to the Company or a Specified Subsidiary. For the purposes of any determination under this Section 5.10, a sale or other disposition of assets of the Company and its Subsidiaries shall include, but not be limited to, the creation of any Minority Interests and any other sale, transfer or other disposition of the capital stock or assets of any Subsidiary (other than to the Company or another Specified Subsidiary), including any merger, consolidation or sale of all or substantially all of the assets of any Subsidiary if the surviving corporation or the transferee corporation of such assets is not a Subsidiary.

Cleveland-Cliffs Inc                                              Note Agreement

          (c) As used in this Section 5.10, and subject to the provisions of the following paragraph, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries, taken as a whole, if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in a transaction permitted by Section 5.10(A) or in the ordinary course of business) (i) during the twelve-month period ending with the date on which such sale, lease or other disposition was consummated exceeds 10% of Consolidated Total Assets, determined as of the end of the immediately preceding fiscal quarter, or (ii) since the Closing Date, exceeds 25% of Consolidated Total Assets, determined as of the end of the immediately preceding fiscal quarter.

        For the purpose of making any determination of "substantial part," any sale, lease or other dispositions of assets of the Company and its Subsidiaries shall not be included if the net proceeds are segregated from the general accounts of the Company or any Subsidiary and within twelve months after such sale, lease or other disposition such net proceeds are (1) used to acquire assets employed in any of the then existing lines of business of the Company and its Subsidiaries to the extent such lines of business (including the reduced iron business) were described in the 1994 Annual Report on Form 10-K of the Company or other assets usable or salable in one or more lines of business similar or related to such lines of business described in said 1994 Annual Report on Form 10-K, in each case, pursuant to a good faith determination by the Board of Directors of the Company that such reinvestment is consistent with the Company's long-term strategic business plan, or (2) except to the extent that the net proceeds are required to be applied to the payment of any Debt secured by a Lien on such assets, applied to the payment or a prepayment of other Senior Debt (such other Senior Debt being referred to as "Excess Senior Debt"), provided that in the event of such a payment or prepayment of Excess Senior Debt, the Company shall prepay the Notes pursuant to Section 2.2 in an aggregate principal amount not less than an amount which bears the same ratio to the aggregate unpaid principal amount of all Notes then outstanding as the aggregate principal amount of all Notes then outstanding bears to the aggregate principal amount of all Excess Senior Debt then outstanding.

        Section 5.11. Guaranties. The Company will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except (i) Guaranties of the Company or any Subsidiary guaranteeing obligations of any Subsidiary incurred in the ordinary course of business which obligations do not constitute Debt and are not otherwise prohibited hereunder, or (ii) Guaranties of the Company or any Subsidiary which constitute Debt, are limited in amount to a stated maximum dollar exposure or contribution and are permitted by the provisions of this Agreement including, without limitation, Section 5.7 and 5.8.

        Section 5.12. Repurchase of Notes. Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company or any Subsidiary repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by any Affiliate, such Notes shall no longer be

Cleveland-Cliffs Inc                                              Note Agreement

outstanding for purposes of any section of this Agreement relating to the taking by the holders of the Notes of any actions with respect hereto, including, without limitation, Section 6.3, Section 6.4 and Section 7.1.

        Section 5.13. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except (i) in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and (ii) upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate; provided that a transaction or arrangement with an Affiliate which is a Joint Venture shall be permitted so long as such transaction or arrangement satisfies the requirement of clause (i) of this Section 5.13 and is on terms fair and reasonable to the Company, and provided further that all transactions or arrangements with Affiliates shall be assessed in light of, and taking into consideration, all related transactions with the relevant Affiliate or Affiliates (including its or their Affiliates).

        Section 5.14. Termination of Pension Plans. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $3,000,000 or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

        Section 5.15. Reports and Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this
Section 5.15 and concurred in by the independent public accountants referred to in Section 5.15(B) hereof), and will furnish to you so long as you are the holder of any Note and to each other Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

             (a) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                (1) consolidated balance sheets of the Company and its Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

                (2) consolidated statements of income of the Company and its Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in

Cleveland-Cliffs Inc                                              Note Agreement

              comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

                (3) consolidated statements of cash flows of the Company and its Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company (it being agreed that if the foregoing is included in the quarterly report of the Company on Form 10-Q, the delivery of such report within the 45 day period after each of the first three fiscal quarters of the Company shall constitute satisfaction of the requirements of this Section 5.15(A));

              (b) Consolidated Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, copies of:

                (1) consolidated balance sheets of the Company and its Subsidiaries as of the close of such fiscal year, and

                (2) consolidated statements of income and retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year,

         in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances (it being agreed that if the foregoing is included in the annual report of the Company on Form 10-K, the delivery of such report within the 90 day period after the end of each fiscal year of the Company shall constitute satisfaction of the requirements of this
         Section 5.15(B));

              (c) Consolidating Annual and Quarterly Statements. In the event that the Company produces consolidating balance sheets of the Company and its Subsidiaries and/or its Joint Ventures as of the close of a fiscal year or for any fiscal quarter of the Company or consolidating statements of income and retained earnings and cash flows of the Company and its Subsidiaries and/or its Joint Ventures for any fiscal year or for any fiscal quarter of the Company, a copy of such consolidating statements as soon as available, provided, however, that in no event shall the Company be required to deliver to the holders of the Notes internal working papers;

Cleveland-Cliffs Inc                                              Note Agreement

              (d) Audit Reports. Promptly upon receipt thereof, one copy of each interimor special audit made by independent accountants of the books of the Company or any Subsidiary and any management letter received from such accountants which audit or management letter pertains to an event or circumstance which could have a Material Adverse Effect ;

              (e) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;

              (f) ERISA Reports. Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan as to which the Company or any ERISA Affiliate is required to file a report with the PBGC; (provided that the loss of qualification of a Plan and the failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver of the reporting requirement by the PBGC); (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan that is subject to Title IV of ERISA; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Multiemployer Plan or Plan subject to Section 4063 or 4064 of ERISA;
         (iv) a non-exempt "prohibited transaction" within the meaning of
         Section 406 of ERISA in connection with any Plan; or(v) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

              (g) Officer's Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Section
         5.6 through Section 5.11 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto and (iii) a reasonably detailed review of any changes in GAAP since September 30, 1995 to the extent applicable to a determination of compliance with the requirements of Section 5.5 through Section 5.11, which review shall include a calculation of the relevant ratios in said

Cleveland-Cliffs Inc                                              Note Agreement

         sections based upon GAAP and, separately, 1995 GAAP (the review described in this clause (iii) being referred to as the "GAAP Reconciliation");

                (h) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof; and

                (i) Requested Information. With reasonable promptness, such other data and information as you or any such Institutional Holder may reasonably request.

Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each Institutional Holder of not less than $1,000,000 principal amount of the then outstanding Notes (or such Persons as either you or such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Company shall promptly upon demand pay or reimburse any such holder for all expenses which such holder may incur in connection with any such visitation or inspection during the continuance of any Default or Event of Default.

        The Company has made available to you financial statements, documents and information (collectively "Materials"), and has agreed to furnish in the future certain additional Materials, in reliance on your commitment to use such information only for purposes reasonably related to your investment in the Notes issued hereunder and not to disclose any of such Materials which have been designated as "Confidential" by the Company, other than (A) Materials that already were known to you prior to the time they were made available to you by or on behalf of the Company or any Subsidiary, (B) Materials that are or become publicly available by reason other than disclosure by or through you or (C) Materials that you obtain from third parties who, to your knowledge, are not thereby breaching fiduciary or confidentiality obligations owed to the Company or any Subsidiary; provided, you may disclose such Materials to (i) your directors, officers, employees, agents, attorneys and professional consultants (after advising any such agents or professional consultants of the use and non-disclosure restrictions set forth above), (ii) any other holder of any Note, (iii) any Person to which you offer to sell a Note or Notes or any part thereof (if such Person has agreed in writing prior to its receipt of such materials to be bound by the provisions of this paragraph), (iv) any federal or state regulatory authority having jurisdiction over you, (v) the National Association of Insurance Commissioners or

Cleveland-Cliffs Inc                                              Note Agreement

any similar organization or any other entity utilizing such information to rate or classify your debt or equity Securities or (vi) any other Person to which such delivery or disclosure may be necessary (a) in compliance with any law, rule, regulation or order applicable to you, (b) in response to any subpoena or other legal process or informal investigative command, (c) in connection with any litigation to which you are a party or (d) in order to preserve or protect your investment in the Notes.

SECTION 6.             EVENTS OF DEFAULT AND REMEDIES THEREFOR.

           Section 6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

                (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five (5) days; or

                (b) Default shall occur in the making of any payment of the principal of any Note or Make-Whole Amount, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

                (c) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of any principal of or interest on Material Debt (other than the Notes) and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                (d) The acceleration of the maturity of any Material Debt of the Company or any Subsidiary; or

                (e)    Default shall occur in the observance or performance of
              (i) any of the provisions of Section 5.6, 5.7(A)(3)(I), or 5.10 through 5.12, inclusive, or (ii) any other provision of this Agreement which other provision is not remedied within 30 days after the earlier of (A) the day on which an Executive Officer first obtains actual knowledge of such default, or (B) the day on which written notice thereof is given to the Company by the holder of any Note; or

                (f) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

                (g) Final judgment or final judgments (to the extent no solvent, non-affiliated insurer has acknowledged liability therefor) for the payment of money aggregating in excess of $5,000,000 is or are outstanding against the Company or any Subsidiary or against any property or assets of either and such final judgment or final judgments have remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

Cleveland-Cliffs Inc                                              Note Agreement
                (h) The Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay or is generally not paying its debts as such debts become due; or

                (i) any decree or order for relief is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, winding-up or liquidation or similar law whether now or hereafter in effect (herein called the "Bankruptcy Law") of any jurisdiction in respect of the Company or any Subsidiary without the consent or acquiescence of the Company or such Subsidiary and such order remains unstayed and in effect for more than 60 days; or

                (j) The Company or any Subsidiary petitions or applies to any tribunal for, or consents to the appointment of or taking possession by, a fiscal agent, administrator, receiver, custodian, liquidator or similar official, of the Company or any Subsidiary, or of the major part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary, under the Bankruptcy Law of any other jurisdiction; or

                (k) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary, and the Company or any Subsidiary by any act indicates its approval thereof, consent thereto, or acquiescence therein, or an order, judgment or decree is entered appointing any fiscal agent, administrator, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order judgment or decree remains unstayed and in effect for more than 60 days; or

                (l) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing the dissolution, liquidation or winding-up of such corporation and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                (m) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or any Subsidiary which requires the divestiture of the major part of the property of the Company or such Subsidiary, or the divestiture of the stock of a Subsidiary which constitutes the major part of the Company's assets, and such order, judgment or decree remains unstayed and in effect for more than 60 days.

              Section 6.2. Notice to Holders. When any Executive Officer becomes aware that any Default or Event of Default described in the foregoing Section 6.1 has occurred, or that the holder of any Note or of any other evidence of Material Debt of the Company has given any notice or has taken any other action with respect to a claimed default, the Company agrees to give notice

Cleveland-Cliffs Inc                                              Note Agreement

within three (3) Business Days of such event to all holders of the Notes then outstanding.

              Section 6.3. Acceleration of Maturities. When any Event of Default described in paragraph (a) or (b) of Section 6.1 has happened and is continuing, any holder of any Note may, by notice to the Company, declare the entire principal and interest on such holder's Notes to be, and such holder's Notes shall thereupon become, forthwith due and payable without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. In addition to, and not in limitation of, the foregoing, when any Event of Default described in paragraphs (a) through (g), inclusive, of said Section 6.1 has happened and is continuing, the holder or holders of 66-2/3% or more of the principal amount of Notes at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in any of paragraphs (h) through (m), inclusive, of
Section 6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses reasonably incurred by them in the collection of any Notes upon any Default or Event of Default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

              Section 6.4. Rescission of Acceleration. The provisions of Section 6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (g), inclusive, of Section 6.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

                (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or Make-Whole Amount on the Notes which has become due and payable solely by reason of such declaration underSection 6.3) shall have been duly paid; and

Cleveland-Cliffs Inc                                              Note Agreement

                (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7.           AMENDMENTS, WAIVERS AND CONSENTS.

        Section 7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective (i) which will change the time of payment (including any prepayment required by Section 2.1) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver of any of the provisions of this Section 7 or Section 6.

        Section 7.2. Solicitation of Holders. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with the same information and opportunity to obtain information as furnished by or on behalf of the Company to any other holder of the Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all Notes then outstanding. Nothing contained in this Section 7.2 shall restrict or limit the Company in making any prepayment on the Notes in accordance with Section 2.

        Section 7.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

Cleveland-Cliffs Inc                                              Note Agreement


SECTION 8.            INTERPRETATION OF AGREEMENT; DEFINITIONS.

        Section 8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

        "Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

        "Agreements" shall have the meaning set forth in Section 1.3.

        "Basket Obligations" of the Company and its Subsidiaries shall mean, as of the date of any determination thereof, an amount equal to the sum of (i) the aggregate amount of all obligations of the Company and its Subsidiaries secured by Liens other than Liens permitted by Section 5.9(A) through (G) or the final paragraph of Section 5.9 plus (ii) the aggregate book value of all property of the Company or any Subsidiary sold by the Company or any Subsidiary and, substantially concurrently, leased back by the Company or any Subsidiary.

        "Beneficial Owners" shall have the meaning set forth in Section 2.3(D).

        "Business Day" shall mean any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks located in Cleveland, Ohio and New York, New York are not authorized or required by law to be closed.

        "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with 1995 GAAP.

        "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

        "CCI" shall mean The Cleveland-Cliffs Iron Company, an Ohio corporation, and any Person who succeeds to all, or substantially all, of the assets and business of The Cleveland-Cliffs Iron Company.

        "Change of Control" shall have the meaning set forth in Section 2.3(D).

Cleveland-Cliffs Inc                                              Note Agreement

        "Change of Control Event"  shall have the meaning set forth in
Section 2.3(D).

        "Closing Date" shall have the meaning set forth in Section 1.2.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Company" shall mean Cleveland-Cliffs Inc, an Ohio corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Cleveland-Cliffs Inc.

        "Consolidated Adjusted Net Worth" shall mean, as of the date of any determination thereof, the aggregate amount of stockholders' equity, preferred stock and Minority Interests of the Company as determined in accordance with 1995 GAAP and excluding any adjustments for Financial Accounting Standards Bulletins 52, 106, 109, and 112.

        "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

        "Consolidated Net Earnings" for any period shall mean the net after tax earnings of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with 1995 GAAP, but excluding adjustments for Financial Accounting Standards Bulletins 106, 109 and 112.

        "Consolidated Total Assets" shall mean, as of the date of any determination thereof, the total assets of the Company and its Subsidiaries, determined on a consolidated basis according to 1995 GAAP.

        "Consolidated Total Capitalization" shall mean, as of the date of determination thereof, the sum of (i) Consolidated Adjusted Net Worth plus (ii) Consolidated Funded Debt.

        "Continuing Director" shall have the meaning set forth in
Section 2.3(D).

        "Current Management Group" shall have the meaning set forth in
Section 2.3(D).

        "Debt" of any Person shall mean, as of the date of any determination thereof (without duplication):

                (i) all Indebtedness for borrowed money or evidenced by notes, bonds, debentures or similar evidences of Indebtedness of such Person;

                (ii) obligations secured by any Lien upon property owned by such Person or created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under any such arrangement in the event of default are limited to repossession or sale of property including, without limitation, obligations secured by Liens arising from the sale or transfer of notes or accounts receivable, but, in all events, excluding trade payables and accrued expenses constituting current liabilities;

Cleveland-Cliffs Inc                                              Note Agreement


                (iii)   Capitalized Rentals;

                (iv) reimbursement obligations in respect of credit enhancement instruments including letters of credit (excluding, however, short-term letters of credit and surety bonds issued in commercial transactions in the ordinary course of business); and

                (v) (without duplication of any of the foregoing) Guaranties of (a) obligations of others of the character referred to hereinabove in this definition, and (without duplication) (b) all other obligations of Joint Ventures.

        Debt of the Company and its Subsidiaries shall be determined on a consolidated basis after eliminating intercompany items. In no event shall Debt include any unfunded obligations of the Company or any Subsidiary which may exist on or after the date hereof in respect of any Plan.


        "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

        "Empire" shall mean Empire Iron Mining Partnership, a Michigan general partnership.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA shall be construed to also refer to any successor Sections.

        "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

        "Event of Default" shall have the meaning set forth in Section 6.1.

        "Excess Senior Debt" shall have the meaning set forth in Section
5.10(C).

        "Executive Officer" shall mean the President, Executive Vice President - Finance, Treasurer, Controller, or any other officer serving as the principal financial officer or the principal accounting officer, of the Company.

        "Funded Debt" shall mean, as of the date of any determination thereof, all Debt (including Guaranties) constituting long-term debt in accordance with 1995 GAAP, including (i) Debt having a final maturity of more than one year from the date of issuance thereof; (ii) all Debt outstanding under any credit line, revolving credit or similar agreement (and renewals and extensions thereof) providing for borrowings which may occur over a period of more than one year (notwithstanding that any such Debt may be payable on demand or within one year after the creation thereof), (iii) all Capitalized Rentals, and (iv) all Guaranties of Funded Debt of others. In addition, "Funded Debt" shall

Cleveland-Cliffs Inc                                              Note Agreement


include (x) the portion of Debt of any Included Joint Venture that is allocable to the Company or any Subsidiary under the agreement of association or related agreements entered into by the Company or any Subsidiary in connection with such Included Joint Venture and (y) Debt described in clause (v)(b) of the definition thereof. "Funded Debt" shall not include Debt outstanding under any credit line, revolving credit or similar agreement which Debt is fully paid for a period of not less than 30 consecutive days in each twelve-month period pursuant to the terms of such agreement.

        "GAAP" shall mean generally accepted accounting principles at the time in the United States.

        "Guaranties" by the Company or any Subsidiary shall mean all liabilities of the Company or any Subsidiary under any agreement by which the Company or any Subsidiary assumes, guaranties, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon the obligations of, any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, and shall include, without limitation, the contingent liability of the Company or any Subsidiary under any letter of credit or commercial equivalent thereof (other than trade letters of credit or the commercial equivalent thereof) for which the Company or any Subsidiary is in any way liable. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend. The foregoing notwithstanding, in no event shall Guaranties include obligations of the Company or any Subsidiary incurred in connection with the management, administration or operation of Joint Ventures which obligations (i) do not constitute Debt described in any of clauses (i) through (iv) of the definition thereof, (ii) are incurred in the ordinary course of the business of the Company or such Subsidiary in connection with such Joint Venture and not pursuant to a guaranty agreement, and (iii) the Company or such Subsidiary reasonably expects reimbursement from other members of the Joint Venture or Affiliates of such members.

        "Hibbing" shall mean Hibbing Taconite Company, an unincorporated joint venture.

        "Included Joint Venture" shall mean and include each of Empire, Hibbing and Tilden.

        "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with 1995 GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all Debt. In no event shall Indebtedness include (a) any obligation guaranteed by a Subsidiary to the Company or another Subsidiary and no other Person, or (b) any unfunded obligations of the Company or any Subsidiary which may exist on or after the date hereof in respect of any Plan.

Cleveland-Cliffs Inc                                              Note Agreement



        "Institutional Holder" shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution.

        "Joint Venture" shall mean, as of the date of any determination thereof, any partnership, joint venture, limited liability company or other similar entity associated with the Company or any Subsidiary under agreements of association, partnership agreements, joint venture agreements, or similar arrangements.

        "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or other title retention device or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property; provided, that (i) the right of an issuer to redeem its Securities upon payment of an amount not less than the issuance price thereof, (ii) rights of first refusal or similar rights granted to any issuer of such Securities or to any partner (or any Affiliates of such partner) of the issuer of such Securities or of the Person holding such Securities, and (iii) any rights or restrictions applicable to any securities issued in a bankruptcy reorganization, which rights or restrictions are created pursuant to the applicable court approved plan of reorganization, shall not be considered to be a Lien. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

        "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes the excess, if any, of (i) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable (which date shall be December 15, 2005 in the case of any determination with respect to the principal amount of the Notes), over (ii) 100% of the principal amount of the outstanding Notes being prepaid. If the Reinvestment Rate is equal to or higher than 7.00%, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole Amount:

                "Reinvestment Rate" means (1) .60% plus the yield to maturity of the United States Treasury obligations having a maturity (as compiled by and published on Telerate Page 500 or its successor ("Telerate") more than three (3) Business Days immediately preceding the payment date at 11:00 A.M. New York City time)

Cleveland-Cliffs Inc                                              Note Agreement

                (rounded to the nearest month) corresponding to the remaining term of the Notes being prepaid or paid or (2) if such rate shall not have been so published by Telerate, the Reinvestment Rate in respect of such payment date shall mean .60% plus the yield to maturity of the United States Treasury obligations having a maturity (as compiled by and published on page "USD" of the Bloomberg Financial Market Services ("Bloomberg") three (3) Business Days immediately preceding the payment date at 11:00 A.M. New York City time) (rounded to the nearest month) corresponding to the remaining term of the Notes being prepaid or paid, or (3) if such rate shall not have been so published by either Telerate or Bloomberg, the Reinvestment Rate in respect of such payment date shall mean .60% plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining term of the Notes being prepaid or paid. If no maturity exactly corresponding to remaining term of the Notes shall appear in either Telerate, Bloomberg or the Statistical Release, as the case may be, (a) if necessary, U.S. Treasury bill quotations shall be converted to bond-equivalent yields in accordance with accepted financial practice and (b) yields for the published maturity next longer than the Weighted Average Life to Maturity and the published maturity next shorter than the Weighted Average Life to Maturity shall be calculated pursuant to the foregoing sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of the relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate pursuant to clause (3) above, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

                "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Notes.

         "Material Adverse Effect" shall mean a material adverse effect on (x) the consolidated financial condition of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under the Note Agreements or the Notes, or (y) on the legality, validity or enforceability of the obligations of the Company under the Note Agreements or the Notes.

         "Material Debt" shall mean, as of the date of any determination thereof, one or more obligations evidenced in Debt of the Company or any Subsidiary which have, or relate to, in the aggregate, an unpaid principal amount (or aggregate liability) of more than $5,000,000 or the equivalent thereof in any other currency.

          "Materials" shall have the meaning set forth in  Section 5.15.

Cleveland-Cliffs Inc                                              Note Agreement

        "Minority Interests" shall mean any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

        "Multiemployer Plan" shall have the same meaning as in ERISA.

        "1995 GAAP" shall mean generally accepted accounting principles in effect in the United States as of September 30, 1995.

        "1992 Notes" shall mean the 8.51% Senior Notes, Series A, due May 1, 1999 and 8.84% Senior Notes, Series B, due December 15, 2002 of the Company issued pursuant to the Note Agreements dated as of December 15, 1995.

        "1933 Act" shall have the meaning set forth in Section 3.2.

        "Notes" shall have the meaning set forth in Section 1.1.

        "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

        "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

        "Purchasers" shall have the meaning set forth in Section 1.1.

        "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

        "Reportable Event" shall have the same meaning as in ERISA.

Cleveland-Cliffs Inc                                              Note Agreement

        "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

        "Senior Debt" shall mean, as of the date of any determination thereof, all Funded Debt of the Company (other than Funded Debt due or owing to any Subsidiary, Joint Venture or Affiliate), except any of such Funded Debt of the Company which by its terms or by agreement is subordinate in right of payment to the Notes.

        "Specified Subsidiaries" shall mean a Subsidiary of which at least 95% of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Specified Subsidiaries.

        The term "subsidiary" shall mean as to any particular parent corporation
(i) any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation or (ii) any partnership of which more than 50% of the general partnership capital interest is held by such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

        "Subsidiary Funded Debt" shall mean, as of the date of determination thereof, all Funded Debt of any Subsidiary of the Company except (i) Funded Debt of any Included Joint Venture which is incurred prior to the Closing Date and is allocable to any Subsidiary under the provisions of an agreement of association or related agreements entered into by such Subsidiary in connection with such Included Joint Venture, (ii) Funded Debt incurred by any Subsidiary prior to the Closing Date through a guaranty of Funded Debt of the type described in clause
(i), and (iii) any Funded Debt of any Subsidiary incurred after the Closing Date for the purpose of extending, renewing, replacing or refinancing Funded Debt referred to in clauses (i) or (ii), provided that the principal amount of such additional Funded Debt shall not exceed the aggregate principal amount of the Funded Debt which is the subject of such extension, renewal, replacement or refinancing.

        "Surviving Corporation" shall have the meaning set forth in Section 5.10(a)(2)(i).

        "Tilden" shall mean Tilden Mining Company L.C., a Michigan limited liability company.

        "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

        Section 8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

        Section 8.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such

Cleveland-Cliffs Inc                                              Note Agreement

provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9.            MISCELLANEOUS.

        Section 9.1. Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register") and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any
Note issued pursuant to this Agreement.

        At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer (in compliance with the applicable provisions hereof) such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

        Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered in the Note Register as the owner and holder of such Note for the purpose of receiving payment of principal of, Make-Whole Amount, if any, and interest with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary. Payment of or with respect to the principal, Make-Whole Amount, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

        Section 9.2. Exchange of Notes. At any time and from time to time, upon not less than ten days' notice to that effect given by the registered holder of any Note initially delivered or of any Note substituted therefor pursuant to Section 9.1, this Section 9.2 or Section 9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $100,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

        Section 9.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the registered holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent Institutional Holder is the

Cleveland-Cliffs Inc                                              Note Agreement



owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

        Section 9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your reasonable out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable professional fees and separately charged items of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendment, waivers or consents requested by the Company pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents requested by the Company resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes (including, without limitation, the reasonable fees and expenses of any investment banker or financial consultant engaged by the holders of the Notes in connection with any work-out, restructuring or reorganization). The Company also agrees that subject to Section 9.3 it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person (other than any brokerage fees and commissions of any Person retained by you except as otherwise provided herein) in connection with the transactions contemplated by this Agreement.

        Section 9.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

        Section 9.6. Notices. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at 1100 Superior Avenue, Cleveland, Ohio 44114-2589, Attention: Secretary or to such other address as the Company may in writing designate to you or to a subsequent holder of the Note initially

Cleveland-Cliffs Inc                                              Note Agreement


issued to you; provided, however, that a notice to you by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in Schedule I, and a notice to you by facsimile communication shall only be effective if (i) made by confirmed transmission to you at a telephone number designated for such purpose in Schedule I and (ii) such notice is delivered by the next Business Day by overnight air courier, or, in either case, as you or a subsequent holder of any Note initially issued to you may designate to the Company in writing.

        Section 9.7. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall be binding upon and inure to the benefit of you and your successors and assigns, including each successive holder or holders of any Notes.

        Section 9.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

        Section 9.9. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

        Section 9.10. Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Illinois law.

        Section 9.11. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

        Section 9.12. Additional Indebtedness. Subject to the terms and provisions hereof, the Company may, from time to time, issue and sell additional senior promissory notes and may, in connection with the documentation thereof, incorporate by reference various provisions of this Agreement. Such incorporation by reference shall not modify, dilute or otherwise affect the terms and provisions hereof including, without limitation, the priority of the Notes and the percentage of the Notes required to approve an amendment or effectuate a waiver under the provisions of Section 7 or the percentages of the Notes required to accelerate the Notes or rescind such an acceleration under the provisions of Section 6.

Cleveland-Cliffs Inc                                              Note Agreement

        The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.


                                        CLEVELAND-CLIFFS INC



                                        By /s/ John S. Brinzo
                                        --------------------------------------
                                          Its Executive Vice President-Finance


Cleveland-Cliffs Inc                                          Note Agreement
Accepted as of December 15, 1995.
                                        THE MUTUAL LIFE INSURANCE COMPANY OF
                                        NEW YORK

Accepted as of December 15, 1995
                                        By /s/ Peter W. Oliver
                                          ----------------------------------
                                          Its Peter W. Oliver
                                          Managing Director
Accepted as of December 15, 1995
                                        MONY LIFE INSURANCE COMPANY OF AMERICA

                                        By /s/ Peter W. Oliver
                                          ----------------------------------
                                          Its Peter W. Oliver
                                          Authorized Agent
Accepted as of December 15, 1995
                                        THE VARIABLE ANNUITY LIFE INSURANCE
                                        COMPANY

                                        By /s/ Julia S.Tucker
                                          ----------------------------------
                                          Its Julia S. Tucker
                                          Investment Officer
Accepted as of December 15, 1995
                                        NORTHERN LIFE INSURANCE COMPANY

                                        By /s/ Mark S. Jordahl
                                          ----------------------------------
                                          Its Mark S. Jordahl
                                          Assistant Treasurer
Accepted as of December 15, 1995
                                        NORTHWESTERN NATIONAL LIFE INSURANCE
                                        COMPANY

                                        By /s/ Mark S. Jordahl
                                          ----------------------------------
                                          Its Mark S. Jordahl
                                          Authorized Representative
Accepted as of December 15, 1995
                                        FIRST ALLMERICA FINANCIAL LIFE
                                        INSURANCE COMPANY

                                        By /s/ Jon E. Austad
                                          ----------------------------------
                                          Its Jon E. Austad
                                          Second Vice President
Accepted as of December 15, 1995
                                        ALLMERICA FINANCIAL LIFE INSURANCE AND
                                        ANNUITY COMPANY

                                        By /s/ Jon E. Austad
                                          ----------------------------------
                                          Its Jon E. Austad
                                          Second Vice President
Accepted as of December 15, 1995
                                        SUN LIFE ASSURANCE COMPANY OF CANADA

                                        By /s/ John N. Whelihan
                                          ----------------------------------
                                          Its John N. Whelihan, Vice President
                                          U.S. Private Placements-for President

                                        By /s/ Jeffrey J. Skerry
                                          ----------------------------------
                                          Its Jeffrey J. Skerry, Associate
                                          Counsel - for Secretary

Accepted as of December 15, 1995
                                        SUN LIFE ASSURANCE COMPANY OF CANADA
                                           (U.S.)

                                        By /s/ L. Brock Thomson
                                          ----------------------------------
                                          Its L. Brock Thomson - Treasurer

Accepted as of December 15, 1995
                                        MASSACHUSETTS CASUALTY INSURANCE
                                          COMPANY

                                        By /s/ John N. Whelihan
                                          ----------------------------------
                                          Its John N. Whelihan - Assistant
                                             Treasurer

Accepted as of December 15, 1995
                                        GREAT SOUTHERN LIFE INSURANCE COMPANY

                                        By /s/ Angelo D'Urso
                                          ----------------------------------
                                          Its Angelo D'Urso

Accepted as of December 15, 1995
                                        THE UNION CENTRAL LIFE INSURANCE
                                        COMPANY

                                        By /s/ Joseph A. Tucker III
                                          ----------------------------------
                                          Its Joseph A. Tucker III
                                          Assistant Treasurer

Accepted as of December 15, 1995
                                        PAN-AMERICAN LIFE INSURANCE COMPANY

                                        By /s/ F. A. Stone
                                          ----------------------------------
                                          Its  F. A. Stone
                                          Vice President Corporate Securities

Accepted as of December 15, 1995
                                        STANDARD INSURANCE COMPANY

                                        By /s/ Vicki R. Chase
                                          ----------------------------------
                                          Its Vicki R. Chase
                                          Vice President - Securities

Accepted as of December 15, 1995
                                        WOODMEN ACCIDENT AND LIFE COMPANY

                                        By /s/ M. F. Wilder
                                          ----------------------------------
                                          Its  M. F. Wilder
                                          Senior Vice President and Treasurer




                                                                PRINCIPAL AMOUNT
         NAME AND ADDRESS                                        OF NOTES TO BE
           OF PURCHASER                                             PURCHASED

THE MUTUAL LIFE INSURANCE COMPANY                                  $10,000,000
  OF NEW YORK
1740 Broadway
New York, New York  10019
Attention:  MONY Capital Management Unit

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cleveland-Cliffs Inc., 7.00% Senior Notes due 2005, PPN 185896 A @ 6, principal or interest") to:

        Chemical Bank (ABA #021000128)
        New York, New York

        for credit to: The Mutual Life Insurance Company of New York Security Remittance Account Number 323-023803

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

        Glenpointe Marketing & Operations Center--MONY
        Glenpointe Center West, 500 Frank W. Burr Blvd.
        Teaneck, New Jersey  07666-6888
        Attention:  Securities Custody
        Telecopy:  (201) 907-6979

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-1632487

                                  SCHEDULE I
                             (to Note Agreement)

                                                                PRINCIPAL AMOUNT
         NAME AND ADDRESS                                        OF NOTES TO BE
           OF PURCHASER                                             PURCHASED

MONY LIFE INSURANCE COMPANY                                         $4,000,000
 OF AMERICA
c/o The Mutual Life Insurance Company of New York
1740 Broadway
New York, New York  10019
Attention:  MONY Capital Management Unit

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cleveland-Cliffs Inc., 7.00% Senior Notes due 2005, PPN 185896 A@ 6, principal or interest") to:

        Chemical Bank (ABA #021000128)
        New York, New York

        for credit to:  MONY Life Insurance Company of America
        Account Number 323-161243

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

        Glenpointe Marketing & Operations Center--MONY
        Glenpointe Center West, 500 Frank W. Burr Blvd.
        Teaneck, New Jersey  07666-6888
        Attention:  Securities Custody
        Telecopy:  (201) 907-6979

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  86-0222062

                                                                PRINCIPAL AMOUNT
         NAME AND ADDRESS                                        OF NOTES TO BE
           OF PURCHASER                                             PURCHASED

THE MUTUAL LIFE INSURANCE COMPANY                                   $1,000,000
 OF NEW YORK
c/o The Mutual Life Insurance Company of New York
1740 Broadway
New York, New York  10019
Attention:  MONY Capital Management Unit

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cleveland-Cliffs Inc., 7.00% Senior Notes due 2005, PPN 185896 A@ 6, principal or interest") to:

        Chemical Bank
        (ABA #021000128)

        for credit to: The Mutual Life Insurance Company of New York Account Number 323-161235

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

                                                                PRINCIPAL AMOUNT
         NAME AND ADDRESS                                        OF NOTES TO BE
           OF PURCHASER                                             PURCHASED

THE VARIABLE ANNUITY LIFE INSURANCE                                $10,000,000
 COMPANY
c/o American General Corporation
2929 Allen Parkway
Houston, Texas  77019
Attention:  Private Placements, A37-01
Facsimile Number:  (713) 831-1366

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cleveland-Cliffs Inc., 7.00% Senior Notes due 2005, PPN 185896 A@ 6, principal or interest") to:

        State Street Bank and Trust Company (ABA #011000028)
        Boston, Massachusetts 02101

        Re:  The Variable Annuity Life Insurance Company
        AC-0125-821-9
        OBI=PPN# and Description of payment
        Fund Number PA 54

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

        The Variable Annuity Life Insurance Company and PA 54
        c/o State Street Bank and Trust Company
        Insurance Services Custody (AH2)
        1776 Heritage Drive
        North Quincy, Massachusetts  02171
        Facsimile Number:  (617) 985-4923

Duplicate payment notices and all other correspondences to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  74-1625348

                                                                PRINCIPAL AMOUNT
         NAME AND ADDRESS                                        OF NOTES TO BE
           OF PURCHASER                                             PURCHASED

NORTHERN LIFE INSURANCE COMPANY                                     $5,000,000
c/o Washington Square Capital
100 Washington Square, Suite 800
Minneapolis, Minnesota  55401-2147
Attention:  Securities Department
Telecopier Number: (612) 372-5368

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cleveland-Cliffs Inc., 7.00% Senior Notes due 2005, PPN 185896 A @ 6, principal or interest") to:

        First National Bank N.A./Mpls. (ABA #091000022)
        601 2nd Avenue South
        Attention:  Securities Accounting

        for credit to:  Northern Life Insurance Company
        Account Number 1602-3237-6105

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-1295933

                                                                PRINCIPAL AMOUNT
         NAME AND ADDRESS                                        OF NOTES TO BE
           OF PURCHASER                                             PURCHASED

NORTHWESTERN NATIONAL LIFE                                          $4,500,000
 INSURANCE COMPANY
c/o Washington Square Capital
100 Washington Square, Suite 800
Minneapolis, Minnesota  55401-2147
Attention:  Securities Department
Telecopier Number:  (612) 372-5368

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cleveland-Cliffs Inc., 7.00% Senior Notes due 2005, PPN 185896 A@ 6, principal or interest") to:

        First National Bank N.A./Mpls. (ABA #091000022)
        601 2nd Avenue South
        Minneapolis, Minnesota  55402
        Attention:  Securities Accounting

        for credit to: Northwestern National Life Insurance Company Account Number 1102-4001-4461

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-0451140

                                                                PRINCIPAL AMOUNT
         NAME AND ADDRESS                                        OF NOTES TO BE
           OF PURCHASER                                             PURCHASED

FIRST ALLMERICA FINANCIAL LIFE                                      $4,500,000
 INSURANCE COMPANY
440 Lincoln Street
Worcester, Massachusetts  01653
Attention:  Jon E. Austad, Investment Research
Facsimile:  (508) 852-6935

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cleveland-Cliffs Inc., 7.00% Senior Notes due 2005, PPN 185896 A@ 6, principal or interest") to:

        Bankers Trust Company
        New York, New York 10005
        ABA No. 021 001 033
        Account No. 99-911-145 of Allmerica

        for further credit to: First Allmerica Financial Life Insurance Company Account Number 090232

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1867050

                                                                PRINCIPAL AMOUNT
         NAME AND ADDRESS                                        OF NOTES TO BE
           OF PURCHASER                                             PURCHASED

ALLMERICA FINANCIAL LIFE INSURANCE                                  $5,000,000
 AND ANNUITY COMPANY
440 Lincoln Street
Worcester, Massachusetts  01653
Attention:  Jon E. Austad, Investment Research
Facsimile:  (508) 852-6935

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cleveland-Cliffs Inc., 7.00% Senior Notes due 2005, PPN 185896 A@ 6, principal or interest") to:

        Bankers Trust Company
        New York, New York 10005
        ABA No. 021 001 033
        Account No. 99-911-145 of Allmerica

        for further credit to: Allmerica Financial Life Insurance and Annuity Company
        Account Number 090242

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-6145677

                                                                PRINCIPAL AMOUNT
         NAME AND ADDRESS                                        OF NOTES TO BE
           OF PURCHASER                                             PURCHASED

SUN LIFE ASSURANCE COMPANY OF CANADA                               $3,000,000
One Sun Life Executive Park                                        $1,000,000
Wellesley Hills, Massachusetts  02181                              $1,000,000
Attention:  Investment Department/Private Placements, SC #1303
Telecopier Number: (617) 446-2392

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cleveland-Cliffs Inc., 7.00% Senior Notes due 2005, PPN 185896 A@ 6, principal or interest") to:

        The Chase Manhattan Bank(ABA #021-000-021)
        One New York Plaza
        New York, New York  10015

        for credit to:  Sun Life Assurance Company of Canada
        Account Number 949-1-087822

Notices

All notices of mandatory payment, on or in respect of the Notes and written confirmation of each such payment to:

        Sun Life Assurance Company of Canada
        Three Sun Life Executive Park
        Wellesley Hills, Massachusetts  02181
        Attention:  Manager, Securities Accounting SC #3327

All notices and communications other than those in respect to mandatory payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  38-1082080

                                                                PRINCIPAL AMOUNT
         NAME AND ADDRESS                                        OF NOTES TO BE
           OF PURCHASER                                             PURCHASED

SUN LIFE ASSURANCE COMPANY OF                                       $1,000,000
  CANADA (U.S.)
One Sun Life Executive Park
Wellesley Hills, Massachusetts  02181
Attention:  Investment Department/Private Placements, SC #1303
Telecopier Number: (617) 446-2392

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cleveland-Cliffs Inc., 7.00% Senior Notes due 2005, PPN 185896 A@ 6, principal or interest") to:

        Chemical Bank (ABA #021-000-128)
        55 Water Street
        New York, New York  10041
        for credit to the account of:  Sun Life Assurance Company of Canada
                                       (U.S.)
        Account Number 323-023177

Notices

All notices of mandatory payment on or in respect of the Notes and written confirmation of each such payment to:

        Sun Life Assurance Company of Canada (U.S.)
        Three Sun Life Executive Park
        Wellesley Hills, Massachusetts  02181
        Attention:  Manager, Securities Accounting, SC #3327

All notices and communications other than those in respect to mandatory payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-2461439

                                                                PRINCIPAL AMOUNT
         NAME AND ADDRESS                                        OF NOTES TO BE
           OF PURCHASER                                             PURCHASED

MASSACHUSETTS CASUALTY INSURANCE                                    $1,000,000
 COMPANY
One Sun Life Executive Park
Wellesley Hills, Massachusetts  02181
Attention:  Investment Department/
  Private Placements, SC #1303
Telecopier Number:  (617) 446-2392

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cleveland-Cliffs Inc., 7.00% Senior Notes due 2005, PPN 185896 A@ 6, principal or interest") to:

        Chemical Bank (ABA #021-000-128)
        55 Water Street
        New York, New York  10041
        for credit to:  Massachusetts Casualty Insurance Company
        Account Number 323-265448

Notices

All notices of mandatory payment on or in respect of the Notes and written confirmation of each such payment to:

        Massachusetts Casualty Insurance Company
        Three Sun Life Executive Park
        Wellesley Hills, Massachusetts  02181
        Attention:  Manager, Securities Accounting, SC #3327

All notices and communications other than those in respect to mandatory payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1589940

                                                                PRINCIPAL AMOUNT
         NAME AND ADDRESS                                        OF NOTES TO BE
           OF PURCHASER                                             PURCHASED

GREAT SOUTHERN LIFE INSURANCE                                       $5,000,000
 COMPANY
300 West 11th Street
Kansas City, Missouri  64105
Attn:  Investments

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cleveland-Cliffs Inc., 7.00% Senior Notes due 2005, PPN 185896 A@ 6, principal or interest") to:

        Commerce Bank of Kansas City
        ABA #101 000 019

        for credit to:  Great Southern Life Insurance Company
        Commerce Account Number 04911-00

Notices

All notices and communications to be addressed as first provided above with a copy to:

        Great Southern Life Insurance Company
        P.O. Box 13487
        Kansas City, Missouri  64199-3487
        Attn:  Accounting

Name of Nominee in which Notes are to be issued:  Hare & Co.

Taxpayer I.D. Number:  74-2058261

                                                                PRINCIPAL AMOUNT
         NAME AND ADDRESS                                        OF NOTES TO BE
           OF PURCHASER                                             PURCHASED

THE UNION CENTRAL LIFE                                              $4,500,000
 INSURANCE COMPANY
c/o Carillon Advisors Inc.
1876 Waycross Road
Cincinnati, Ohio  45240
Attention:  Mr. Gary Rodmaker
Fax:  (513) 595-2843

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cleveland-Cliffs Inc., 7.00% Senior Notes due 2005, PPN 185896 A@ 6, principal or interest") to:

        Hare BNF/IOC 566
        New York, New York
        ABA#:  021-000-018

        for credit to:  The Union Central Life Insurance Company
        Account Number 367614
        Attention:  P&I Department
        Subject:  Cleveland-Cliffs Inc., 7% Senior Notes due 12/05/2005

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment, and written confirmation of each such payment, to be addressed:

        The Union Central Life Insurance Company
        Post Office Box 179
        Cincinnati, Ohio  45201
        Attention:  Treasury Department
        Fax:  (513) 595-2843

Name of Nominee in which Notes are to be issued:  Hare & Co.

Taxpayer I.D. Number:  31-0472910

                                                                PRINCIPAL AMOUNT
         NAME AND ADDRESS                                        OF NOTES TO BE
           OF PURCHASER                                             PURCHASED

PAN-AMERICAN LIFE INSURANCE                                         $4,500,000
 COMPANY
Pan-American Life Center
601 Poydras Street
New Orleans, Louisiana  70130
Attention:  Investment Department, 28th Floor
  Fixed Income Securities
Telecopier Number:  (504) 566-3459

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cleveland-Cliffs Inc., 7.00% Senior Notes due 2005, PPN 185896 A@ 6, principal or interest") to:

        First National Bank of Commerce (ABA #065000029)
        210 Baronne Street
        New Orleans, Louisiana  70112

        for credit to:  Pan-American Life Insurance Company
        Account Number 1100-29496

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, and written confirmation of each such payment, to be addressed Attention: Investment Department, 28th Floor, Bond and Stock Accounting.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  72-0281240

                                                                PRINCIPAL AMOUNT
         NAME AND ADDRESS                                        OF NOTES TO BE
           OF PURCHASER                                             PURCHASED

STANDARD INSURANCE COMPANY                                         $2,500,000
P.O. Box 711
Portland, Oregon  97207
Attention:  Securities Department, P7A

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cleveland-Cliffs Inc., 7.00% Senior Notes due 2005, PPN 185896 A@ 6, principal or interest") to:

        The Chase Manhattan Bank, N.A.
        ABA No. 021000021
        A/C--900-9-002206
        BBK--Chase Manhattan Bank, N.A.
        Account Name:  Standard Insurance Company
        Account No. 75271900

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:

        Atwell & Company
        P.O. Box 456
        Wallstreet Station
        New York, New York  10005
with a copy to:

        Standard Insurance Company
        Securities Department, P7A
        P.O. Box 711
        Portland, Oregon  97207

Name of Nominee in which Notes are to be issued:  ATWELL & COMPANY

                                                                PRINCIPAL AMOUNT
         NAME AND ADDRESS                                        OF NOTES TO BE
           OF PURCHASER                                             PURCHASED

WOODMEN ACCIDENT AND LIFE COMPANY                                  $2,500,000
P.O. Box 82288
Lincoln, Nebraska  68501
Attention:  Securities Division
Telecopy Number:  (402) 437-4392

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cleveland-Cliffs Inc., 7.00% Senior Notes due 2005, PPN 185896 A@ 6, principal or interest") to:

        FirsTier Bank Lincoln, N.A. (ABA #1040-0003-2)
        13 and M Streets
        Lincoln, Nebraska  68508

        for credit to:  Woodmen Accident and Life Company
        General Fund, Account Number 092-909

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above; provided, however, all notices and communications delivered by overnight courier shall be addressed as follows:

        Woodmen Accident and Life Company
        1526 K Street
        Lincoln, Nebraska  68508
        Attention:  Securities Division

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0339220

                              CLEVELAND-CLIFFS INC
                               7.00% Senior Note
                             Due December 15, 2005

No.
                                                                 _________, 19__
$
                 CLEVELAND-CLIFFS INC, an Ohio corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                     on the fifteenth day of December, 2005
                            the principal amount of


                                                        DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.00% per annum from the date hereof until maturity, payable semi-annually on the fifteenth day of each June and December in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) Make-Whole Amount, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9.00% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Cleveland, Ohio in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

        This Note is one of the 7.00% Senior Notes due December 15, 2005 (the "Notes") of the Company in the aggregate principal amount of $70,000,000 issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of December 15, 1995 (the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

        This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to


                                  EXHIBIT A
                             (to Note Agreement)
be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

        The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the Make-Whole Amount, if any, set forth in the Note Agreements.

        This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, Make-Whole Amount, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                        CLEVELAND-CLIFFS INC



                                        By
                                          ----------------------------------
                                           Its

                        REPRESENTATIONS AND WARRANTIES


        The Company represents and warrants to you as follows:

        1. Subsidiaries. Annex 1 attached hereto states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. Those Subsidiaries listed in Section 1 of said Annex 1 constitute Significant Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Significant Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

        2. Corporate Organization and Authority. The Company, and each Significant Subsidiary,

                (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

                (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

        3. Business and Property. You have heretofore been furnished with a copy of the Confidential Placement Memorandum dated November 14, 1995 (the "Memorandum") prepared by Salomon Brothers which generally sets forth the business conducted and presently proposed to be conducted by the Company and its Subsidiaries and the material properties of the Company and its Subsidiaries.

        4. Financial Statements. (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 31 in each of the years 1990 to 1994, both inclusive, and the statements of income and retained earnings and changes in financial position or cash flows for the fiscal years ended on said dates (including, in each case, the notes accompanying such financial statements), each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Ernst & Young, have been prepared in accordance with GAAP as in effect during the relevant year consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of their operations and changes in their financial position or cash flows for such periods. The unaudited


                                  EXHIBIT B
                             (to Note Agreement)
consolidated balance sheets of the Company and its consolidated Subsidiaries as of September 30, 1995 and the unaudited statements of income and retained earnings and cash flows for the nine-month period ended on said date including, in each case, notes thereto prepared by the Company, have been prepared in accordance with generally accepted accounting principles consistently applied, are correct and complete and present fairly the financial position of the Company and its consolidated Subsidiaries as of said date and the results of their operations and changes in their financial position or cash flows for such period in accordance with generally accepted accounting principles.

          (b) Since December 31, 1994, there has been no change in the financial condition of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes which, individually or in the aggregate, have not had a Material Adverse Effect.

           5. Debt. Annex 2 attached hereto correctly describes all Debt and any Liens securing such Debt of the Company and its Subsidiaries outstanding on December 15, 1995.

           6. Full Disclosure. Neither the financial statements referred to in paragraph 4(a) hereof nor the Agreements, the Memorandum or any other written statement concerning the Company, any Subsidiary or their respective businesses furnished by the Company to you in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to you in writing which constitutes a Material Adverse Effect nor, so far as the Company can now reasonably foresee, will have a Material Adverse Effect.

           7. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which would be reasonably expected to have a Material Adverse Effect.

           8. Title to Properties. The Company and each Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4(a) hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreements.

           9. Patents and Trademarks. The Company and each Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

          10. Sale Is Legal and Authorized. The sale of the Notes and compliance by the Company with all of the provisions of the Agreements and the Notes --

                (a)    are within the corporate powers of the Company;

                (b) assuming the accuracy of your representations, and those of each of the other Purchasers, set forth in Section 3.2, will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Certificate of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and

                (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Certificate of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and the Agreements and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

          11. No Defaults. No Default or Event of Default has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Debt and is not in default under any instrument or instruments or agreements under and subject to which any Debt has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

          12. Governmental Consent. Assuming the accuracy of your representations, and those of each of the other Purchasers, set forth in
Section 3.2, no approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreements or the Notes or compliance by the Company with any of the provisions of the Agreements or the Notes.

          13. Taxes. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1986, the Federal income tax liability of the Company and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened for which, in either case, reserves or other provision deemed by the Company to be adequate has not been made on its accounts. The provisions for taxes on the books of the Company and each Subsidiary are, in the Company's determination, adequate for all open years, and for its current fiscal period.

          14. Use of Proceeds. The net proceeds from the sale of the Notes will be used to retire the 1992 Notes. None of the transactions contemplated in the Agreements (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of
Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. None of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purposes, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of such Regulation G or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G.

          15. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchasers and not more than 100 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the 1933 Act.

          16. ERISA. Assuming the correctness of your representations, and those of the other Purchasers set forth in Section 3.2 of the Agreements, the consummation of the transactions provided for in the Agreements and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Except as has been disclosed to you, each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan as to which the Company or any ERISA Affiliate is or was required to file a report with the PBGC; provided that the loss of qualification of a Plan and the failure to meet the minimum funding standard of Section 412 of the Code or
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver of the reporting requirement by the PBGC, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Multiemployer Plan or Plan subject to Section 4063 or 4064 of ERISA or instituted steps to do so, and (c) no steps have been instituted to terminate any Plan that is subject to Title IV of ERISA. Except as has been disclosed to you in writing, no condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in
Section 302 of ERISA nor does the accumulated benefit obligation under all Plans, as determined by the Plans actuary or accuracies for purposes of the most recent actuarial valuations for such Plans, exceed, as of the last annual valuation date, the fair market value of the assets of the Plans (all determined in accordance with Financial Accounting Standards Board Statement of Financial Accounts Standard No. 87). Neither the Company nor any ERISA Affiliate has any material contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed in writing to the Purchasers.

          17. Compliance with Law. Except with respect to ERISA, which is treated separately under paragraph 16 of this Exhibit B, and to environmental laws, which are treated separately under paragraph 18 of this Exhibit B, neither the Company nor any Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal which default would have a Material Adverse Effect.

          18. Compliance with Environmental Laws. The Company is not in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls
(PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation would reasonably be expected to have a Material Adverse Effect. The Company does not know of any liability or class of liability of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.) which would reasonably be expected to have a Material Adverse Effect.

                          SUBSIDIARIES OF THE COMPANY

                                                                                         PERCENTAGE OF VOTING STOCK
                                                                                           OR PARTNERSHIP INTEREST
                  NAME OF                               JURISDICTION OF                     OWNED BY COMPANY AND
          SIGNIFICANT SUBSIDIARY                         INCORPORATION                      EACH OTHER SUBSIDIARY
The Cleveland - Cliffs Iron Company                         Ohio                                       100%
Cliffs Mining Company                                       Delaware                                   100
Cleveland - Cliffs Ore Corporation                          Ohio                                       100
Cliffs Empire, Inc.                                         Michigan                                   100
Cliffs MC Empire, Inc.                                      Michigan                                   100
Cliffs Tilden, Inc.                                         Michigan                                   100
Cliffs TIOP, Inc.                                           Michigan                                   100
Cliffs Resources, Inc.                                      Delaware                                   100
Lake Superior & Ishpeming                                   Michigan                                 99.30
      Railroad Co.
Pickands Mather & Co. International                         Delaware                                   100
Cliffs Minnesota Minerals Company                           Minnesota                                  100
Northshore Mining Company                                   Delaware                                   100
Silver Bay Power Company                                    Delaware                                   100

                                                                                         PERCENTAGE OF VOTING STOCK
                                                                                           OR PARTNERSHIP INTEREST
                  NAME OF                               JURISDICTION OF                     OWNED BY COMPANY AND
             OTHER SUBSIDIARY                            INCORPORATION                      EACH OTHER SUBSIDIARY
Cleveland - Cliffs Company                                  Ohio                                       100%
Cleveland - Cliffs Foundation, the                          Ohio                                       100
Cleveland - Cliffs Steamship Company, the                   Delaware                                   100
Cliffs Biwabik Ore Corporation                              Minnesota                                  100
Cliffs Copper Corp.                                         Ohio                                       100
Cliffs Engineering, Inc.                                    Colorado                                   100
Cliffs Forest Products Company                              Michigan                                   100
Cliffs Fuel Service Company                                 Michigan                                   100
Cliffs IH Empire, Inc.                                      Michigan                                   100
Cliffs Marquette, Inc.                                      Michigan                                   100
Cliffs Mining Services Company                              Delaware                                   100
Cliffs of Canada Limited                                    Ontario, Canada                            100
Cliffs Oil Shale                                            Colorado                                   100
Cliffs Reduced Iron Corporation                             Delaware                                   100
Cliffs Synfuel Corp.                                        Utah                                       100
Empire - Cliffs Partnership                                 Michigan                                   100
      Cliffs MC Empire, Inc.                                                                 99.50
      Cliffs Empire, Inc.                                                                     0.50
Escanaba Properties Company                                 Michigan                                   100
Escanaba Properties Partnership                             Michigan                                  87.5

                                   ANNEX 1
                                (to Exhibit B)

                                                                                         PERCENTAGE OF VOTING STOCK
                                                                                           OR PARTNERSHIP INTEREST
                  NAME OF                               JURISDICTION OF                     OWNED BY COMPANY AND
             OTHER SUBSIDIARY                            INCORPORATION                      EACH OTHER SUBSIDIARY
Humboldt Mining Company                                     Michigan                                    50%
Lasco Development Corporation                               Michigan                                 99.30
Marquette Iron Mining Partnership                           Michigan                                   100
      Cliffs Marquette, Inc.                                                                    38
      Cleveland - Cliffs Ore Corporation                                                        62
Mattagami Mining Co. Ltd.                                   Ontario, Canada                            100
Mesaba - Cliffs Mining Company, the                         Minnesota                                 86.4
Mesabi Radio Corp.                                          Minnesota                                  100
Hilton Mines, Ltd.                                          Quebec, Canada                             100
Midway Ore Company, Ltd.                                    Quebec, Canada                             100
Northshore Sales Company                                    Ohio                                       100
Northwest Iron Co. Ltd.                                     Delaware                                 72.41
Peninsula Land Corporation                                  Michigan                                   100
Pickands Erie Corporation                                   Minnesota                                  100
Pickands Hibbing Corporation                                Minnesota                                  100
Pickands Mather Coal Company                                Delaware                                   100
Kentucky Coal Company                                       Delaware                                   100
Pickands Mather Services, Inc.                              Delaware                                   100
Pickands Radio Co. Ltd.                                     Quebec, Canada                             100
Robert Coal Company                                         Delaware                                   100
Selgnelay Resources, Inc.                                   Delaware                                   100
Syracuse Mining Company                                     Minnesota                                  100
Tetapaga Mining Company Ltd.                                Ohio                                       100
Virginia Eastern Shore Land Co.                             Delaware                                   100

                                                  DESCRIPTION OF DEBT AND LIENS

                                                                                           AMOUNT OUTSTANDING
                           DESCRIPTION OF DEBT                                       AS OF DECEMBER 15, 1995 (000'S)
 Cleveland-Cliffs Inc 1992 Note Agreement                                                $70,000
   Total Consolidated                                                                          $70,000(A)

 Guaranteed Debt of Subsidiaries
 The Cleveland-Cliffs Iron Company
       Empire -- EIMP Term Notes*
        Company's Share (22.5625%)                                                         $ 3,948
        LTV Guarantee (25%)                                                                  4,375
        Wheeling-Pittsburgh Guarantee (12.4375%)                                             2,177
                                                                                            ------

                                                                                                       $10,500
         Marquette Range Coal Service
                  Term Loan (39.24%)                                                           130
                                                                                            ------
                                                                                                       $   130
         Funded Debt of Joint Venture                                                                  -------
                  Hibbing Taconite
                  Capitalized Leases (15%)                                                                $157
                                                                                                          ====

         Tilden Capitalized Leases (40%)                                                                 2,120
                                                                                                         =====

GRAND TOTAL                                                                                            $82,907
                                                                                                       =======

II.        Liens
           A.    Liens Securing Debt of the Company and its Subsidiaries

                 Any lien arising under or pursuant to:

                 1. Indenture of Mortgage, dated September 2, 1980, between Marquette Range Coal Service Company and Aetna Life Insurance Company (the

__________________________________

A The $70 Million Note Agreement of 8.51% and 8.84% obligations is being paid off on December 22, 1995.


* This category is guaranteed debt of Subsidiaries, with the Company's Share also covered by a guarantee. LTV's share and Wheeling-Pittsburgh's share are guaranteed by the Company's Subsidiaries, but are effectively serviced by LTV and Wheeling-Pittsburgh.

                                    ANNEX 2
                                (to Exhibit B)
         collateral is the real estate; at the Closing Date the aggregate principal amount of the Debt under the indenture is $130,000).

    2. Restated Indenture, between Empire Iron Mining Partnership, Inland Steel Company, McLouth Steel Corporation, The Cleveland-Cliffs Iron Company, International Harvester Company, WSC Empire, Inc. and Chemical Bank, as Trustee, dated as of December 1, 1978, as amended by the First through Sixth Supplemental Indentures (the collateral is the rights of the partners and partnerships in agreements executed in connection with the partnership and partnership interests of each partner; at the Closing Date the aggregate principal amount of the Debt under the Indenture attributable (whether by guaranty or otherwise) to Cliffs or its Subsidiaries is $10,500,000).

    3. Equipment Lease Agreements between Tilden Mining Company L.C. and NBD Bank (The collateral is three used P&H 2100 Shovels. At the closing date, the aggregate principal amount of Debt under these agreements is $2,120,000).

    4. An Equipment Lease Agreement between Hibbing Taconite Company and KDC Financial (The collateral is 3 Dresser 830E Trucks. At the closing date, the aggregate principal amount of Debt under these agreements is $157,000).

B.  Liens Not Securing Debt of the Company or its Subsidiaries

    Any lien arising under or pursuant to: Partnership security agreements, pursuant to which the Cliffs Subsidiaries who are partners in such partnerships, together with all other partners in such partnerships, have pledged their respective partnership interests (including their rights as partners under the related partnership and operating agreements) to the relevant partnership and their co-partners as collateral to secure the performance by the pledging partner of such partners' obligations under the relevant set of partnership and operating agreements (an example of this type of arrangement is the Restated Empire Partnership Security Agreement dated as of December 1, 1978, as amended); and leases of real property and related mineral rights, pursuant to which lands and related rights to extract ore, owned or held by Cliffs Subsidiaries, are leased to mining partnerships (an example of this type of arrangement is the Third Mining Lease-Empire Mine, dated as of December 1, 1978).

               DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

        The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.1 of the Note Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

                1. The Company is a corporation, validly existing and in good standing under the laws of the State of Ohio and has the corporate power and the corporate authority to execute and deliver the Note Agreements and to issue the Notes.

                2. The Note Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler shall also state that the opinion of F.L. Hartman, Vice President and General counsel for the Company, is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Ohio and the By-laws of the Company. The opinion of Chapman and Cutler shall be limited to the laws of the State of Illinois and the federal laws of the United States.

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.




                                  EXHIBIT C
                             (to Note Agreement)

                      DESCRIPTION OF CLOSING OPINION OF
                        GENERAL COUNSEL TO THE COMPANY

                 The closing opinion of F. L. Hartman, Vice President and General Counsel for the Company, which is called for by Section 4.1 of the Note Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

                1. The Company is a corporation, duly formed, validly existing and in good standing under the laws of the State of Ohio, has the corporate power and the corporate authority to own its properties, to conduct its business as now conducted, enter into and perform its obligation under the Note Agreements and to issue the Notes.

                2. CCI is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio. All of the outstanding shares of capital stock of CCI are validly issued, fully paid and non-assessable and are held of record by the Company.

                3. Cliffs Mining Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. All of the outstanding shares of capital stock of Cliffs Mining Company are validly issued, fully paid and nonassessable and are held of record by the Company.

                4. Cleveland-Cliffs Ore Corporation is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio. All of the outstanding shares of capital stock of Cleveland-Cliffs Ore Corporation are validly issued, fully paid and nonassessable and are held of record by The Cleveland-Cliffs Iron Company.

                5. Cliffs Empire, Inc. is a corporation duly formed, validly existing and in good standing under the laws of the State of Michigan. All of the outstanding shares of capital stock of Cliffs Empire, Inc. are validly issued, fully paid and nonassessable and are held of record by The Cleveland-Cliffs Iron Company.

                6. Cliffs MC Empire, Inc. is a corporation duly formed, valid existing and in good standing under the laws of the State of Michigan. All of the outstanding shares of capital stock of Cliffs MC Empire, Inc. are validly issued, fully paid and nonassessable and are held of record by The Cleveland-Cliffs Iron Company.

                7. Cliffs Tilden, Inc. is a corporation duly formed, validly existing and in good standing under the laws of the State of Michigan. All of the outstanding shares of capital stock of Cliffs Tilden, Inc. are validly issued, fully paid and nonassessable and are held of record by The Cleveland-Cliffs Iron Company.

                                  EXHIBIT D
                             (to Note Agreement)

                8. Cliffs TIOP, Inc. is a corporation duly formed, validly existing and in good standing under the laws of the State of Michigan. All of the outstanding shares of capital stock of Cliffs TIOP, Inc. are validly issued, fully paid and nonassessable and are held of record by The Cleveland-Cliffs Iron Company.

                9. Cliffs Resources, Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. All of the outstanding shares of capital stock of Cliffs Resources, Inc. are validly issued, fully paid and nonassessable and are held of record by the Company.

                10. Pickands Mather & Co. International is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. All of the outstanding shares of capital stock of Pickands Mather & Co. International are validly issued, fully paid and nonassessable and are held of record by the Company.

                11. The Note Agreements have been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                12. The Notes being issued to you as contemplated in the Note Agreements have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                13. No consent, approval, authorization or order of, or filing, registration or qualification with, any governmental agency or body is required for the issuance of the Notes being issued to you as contemplated in the Note Agreements or the execution and delivery of the Note Agreements.

                14. Neither the issuance and sale by the Company of the Notes nor the execution and delivery by the Company of, and performance by the Company of its obligations under, the Note Agreements will result in the violation of any State of Ohio, State of Illinois or federal statute or regulation, or any order or decree known to us of any court or governmental authority binding upon the Company or its property, or conflict with or result in a default or in creation of a lien under any of the provisions of the Company's Article of Incorporation or Regulations or any indenture, loan agreement or other agreement referenced on Annex 2 hereto.

                15. The Notes may be sold in the manner contemplated by the Note Agreements without registration under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

                              CLEVELAND-CLIFFS INC
                               7.00% Senior Note
                             Due December 15, 2005

No.
                                                                 _________, 19__
$
                 CLEVELAND-CLIFFS INC, an Ohio corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                     on the fifteenth day of December, 2005
                            the principal amount of


                                                        DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.00% per annum from the date hereof until maturity, payable semi-annually on the fifteenth day of each June and December in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) Make-Whole Amount, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9.00% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Cleveland, Ohio in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

        This Note is one of the 7.00% Senior Notes due December 15, 2005 (the "Notes") of the Company in the aggregate principal amount of $70,000,000 issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of December 15, 1995 (the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

        This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to


                                  EXHIBIT A
                             (to Note Agreement)
be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

        The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the Make-Whole Amount, if any, set forth in the Note Agreements.

        This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, Make-Whole Amount, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                        CLEVELAND-CLIFFS INC



                                        By
                                          ----------------------------------
                                           Its

                        REPRESENTATIONS AND WARRANTIES


        The Company represents and warrants to you as follows:

        1. Subsidiaries. Annex 1 attached hereto states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. Those Subsidiaries listed in Section 1 of said Annex 1 constitute Significant Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Significant Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

        2. Corporate Organization and Authority. The Company, and each Significant Subsidiary,

                (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

                (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

        3. Business and Property. You have heretofore been furnished with a copy of the Confidential Placement Memorandum dated November 14, 1995 (the "Memorandum") prepared by Salomon Brothers which generally sets forth the business conducted and presently proposed to be conducted by the Company and its Subsidiaries and the material properties of the Company and its Subsidiaries.

        4. Financial Statements. (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 31 in each of the years 1990 to 1994, both inclusive, and the statements of income and retained earnings and changes in financial position or cash flows for the fiscal years ended on said dates (including, in each case, the notes accompanying such financial statements), each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Ernst & Young, have been prepared in accordance with GAAP as in effect during the relevant year consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of their operations and changes in their financial position or cash flows for such periods. The unaudited


                                  EXHIBIT B
                             (to Note Agreement)
consolidated balance sheets of the Company and its consolidated Subsidiaries as of September 30, 1995 and the unaudited statements of income and retained earnings and cash flows for the nine-month period ended on said date including, in each case, notes thereto prepared by the Company, have been prepared in accordance with generally accepted accounting principles consistently applied, are correct and complete and present fairly the financial position of the Company and its consolidated Subsidiaries as of said date and the results of their operations and changes in their financial position or cash flows for such period in accordance with generally accepted accounting principles.

          (b) Since December 31, 1994, there has been no change in the financial condition of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes which, individually or in the aggregate, have not had a Material Adverse Effect.

           5. Debt. Annex 2 attached hereto correctly describes all Debt and any Liens securing such Debt of the Company and its Subsidiaries outstanding on December 15, 1995.

           6. Full Disclosure. Neither the financial statements referred to in paragraph 4(a) hereof nor the Agreements, the Memorandum or any other written statement concerning the Company, any Subsidiary or their respective businesses furnished by the Company to you in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to you in writing which constitutes a Material Adverse Effect nor, so far as the Company can now reasonably foresee, will have a Material Adverse Effect.

           7. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which would be reasonably expected to have a Material Adverse Effect.

           8. Title to Properties. The Company and each Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4(a) hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreements.

           9. Patents and Trademarks. The Company and each Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

          10. Sale Is Legal and Authorized. The sale of the Notes and compliance by the Company with all of the provisions of the Agreements and the Notes --

                (a)    are within the corporate powers of the Company;

                (b) assuming the accuracy of your representations, and those of each of the other Purchasers, set forth in Section 3.2, will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Certificate of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and

                (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Certificate of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and the Agreements and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

          11. No Defaults. No Default or Event of Default has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Debt and is not in default under any instrument or instruments or agreements under and subject to which any Debt has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

          12. Governmental Consent. Assuming the accuracy of your representations, and those of each of the other Purchasers, set forth in
Section 3.2, no approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreements or the Notes or compliance by the Company with any of the provisions of the Agreements or the Notes.

          13. Taxes. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1986, the Federal income tax liability of the Company and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened for which, in either case, reserves or other provision deemed by the Company to be adequate has not been made on its accounts. The provisions for taxes on the books of the Company and each Subsidiary are, in the Company's determination, adequate for all open years, and for its current fiscal period.

          14. Use of Proceeds. The net proceeds from the sale of the Notes will be used to retire the 1992 Notes. None of the transactions contemplated in the Agreements (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of
Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. None of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purposes, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of such Regulation G or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G.

          15. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchasers and not more than 100 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the 1933 Act.

          16. ERISA. Assuming the correctness of your representations, and those of the other Purchasers set forth in Section 3.2 of the Agreements, the consummation of the transactions provided for in the Agreements and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Except as has been disclosed to you, each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan as to which the Company or any ERISA Affiliate is or was required to file a report with the PBGC; provided that the loss of qualification of a Plan and the failure to meet the minimum funding standard of Section 412 of the Code or
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver of the reporting requirement by the PBGC, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Multiemployer Plan or Plan subject to Section 4063 or 4064 of ERISA or instituted steps to do so, and (c) no steps have been instituted to terminate any Plan that is subject to Title IV of ERISA. Except as has been disclosed to you in writing, no condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in
Section 302 of ERISA nor does the accumulated benefit obligation under all Plans, as determined by the Plans actuary or accuracies for purposes of the most recent actuarial valuations for such Plans, exceed, as of the last annual valuation date, the fair market value of the assets of the Plans (all determined in accordance with Financial Accounting Standards Board Statement of Financial Accounts Standard No. 87). Neither the Company nor any ERISA Affiliate has any material contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed in writing to the Purchasers.

          17. Compliance with Law. Except with respect to ERISA, which is treated separately under paragraph 16 of this Exhibit B, and to environmental laws, which are treated separately under paragraph 18 of this Exhibit B, neither the Company nor any Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal which default would have a Material Adverse Effect.

          18. Compliance with Environmental Laws. The Company is not in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls
(PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation would reasonably be expected to have a Material Adverse Effect. The Company does not know of any liability or class of liability of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.) which would reasonably be expected to have a Material Adverse Effect.

                          SUBSIDIARIES OF THE COMPANY

                                                                                         PERCENTAGE OF VOTING STOCK
                                                                                           OR PARTNERSHIP INTEREST
                  NAME OF                               JURISDICTION OF                     OWNED BY COMPANY AND
          SIGNIFICANT SUBSIDIARY                         INCORPORATION                      EACH OTHER SUBSIDIARY
The Cleveland - Cliffs Iron Company                         Ohio                                       100%
Cliffs Mining Company                                       Delaware                                   100
Cleveland - Cliffs Ore Corporation                          Ohio                                       100
Cliffs Empire, Inc.                                         Michigan                                   100
Cliffs MC Empire, Inc.                                      Michigan                                   100
Cliffs Tilden, Inc.                                         Michigan                                   100
Cliffs TIOP, Inc.                                           Michigan                                   100
Cliffs Resources, Inc.                                      Delaware                                   100
Lake Superior & Ishpeming                                   Michigan                                 99.30
      Railroad Co.
Pickands Mather & Co. International                         Delaware                                   100
Cliffs Minnesota Minerals Company                           Minnesota                                  100
Northshore Mining Company                                   Delaware                                   100
Silver Bay Power Company                                    Delaware                                   100

                                                                                         PERCENTAGE OF VOTING STOCK
                                                                                           OR PARTNERSHIP INTEREST
                  NAME OF                               JURISDICTION OF                     OWNED BY COMPANY AND
             OTHER SUBSIDIARY                            INCORPORATION                      EACH OTHER SUBSIDIARY
Cleveland - Cliffs Company                                  Ohio                                       100%
Cleveland - Cliffs Foundation, the                          Ohio                                       100
Cleveland - Cliffs Steamship Company, the                   Delaware                                   100
Cliffs Biwabik Ore Corporation                              Minnesota                                  100
Cliffs Copper Corp.                                         Ohio                                       100
Cliffs Engineering, Inc.                                    Colorado                                   100
Cliffs Forest Products Company                              Michigan                                   100
Cliffs Fuel Service Company                                 Michigan                                   100
Cliffs IH Empire, Inc.                                      Michigan                                   100
Cliffs Marquette, Inc.                                      Michigan                                   100
Cliffs Mining Services Company                              Delaware                                   100
Cliffs of Canada Limited                                    Ontario, Canada                            100
Cliffs Oil Shale                                            Colorado                                   100
Cliffs Reduced Iron Corporation                             Delaware                                   100
Cliffs Synfuel Corp.                                        Utah                                       100
Empire - Cliffs Partnership                                 Michigan                                   100
      Cliffs MC Empire, Inc.                                                                 99.50
      Cliffs Empire, Inc.                                                                     0.50
Escanaba Properties Company                                 Michigan                                   100
Escanaba Properties Partnership                             Michigan                                  87.5

                                   ANNEX 1
                                (to Exhibit B)

                                                                                         PERCENTAGE OF VOTING STOCK
                                                                                           OR PARTNERSHIP INTEREST
                  NAME OF                               JURISDICTION OF                     OWNED BY COMPANY AND
             OTHER SUBSIDIARY                            INCORPORATION                      EACH OTHER SUBSIDIARY
Humboldt Mining Company                                     Michigan                                    50%
Lasco Development Corporation                               Michigan                                 99.30
Marquette Iron Mining Partnership                           Michigan                                   100
      Cliffs Marquette, Inc.                                                                    38
      Cleveland - Cliffs Ore Corporation                                                        62
Mattagami Mining Co. Ltd.                                   Ontario, Canada                            100
Mesaba - Cliffs Mining Company, the                         Minnesota                                 86.4
Mesabi Radio Corp.                                          Minnesota                                  100
Hilton Mines, Ltd.                                          Quebec, Canada                             100
Midway Ore Company, Ltd.                                    Quebec, Canada                             100
Northshore Sales Company                                    Ohio                                       100
Northwest Iron Co. Ltd.                                     Delaware                                 72.41
Peninsula Land Corporation                                  Michigan                                   100
Pickands Erie Corporation                                   Minnesota                                  100
Pickands Hibbing Corporation                                Minnesota                                  100
Pickands Mather Coal Company                                Delaware                                   100
Kentucky Coal Company                                       Delaware                                   100
Pickands Mather Services, Inc.                              Delaware                                   100
Pickands Radio Co. Ltd.                                     Quebec, Canada                             100
Robert Coal Company                                         Delaware                                   100
Selgnelay Resources, Inc.                                   Delaware                                   100
Syracuse Mining Company                                     Minnesota                                  100
Tetapaga Mining Company Ltd.                                Ohio                                       100
Virginia Eastern Shore Land Co.                             Delaware                                   100

                                                  DESCRIPTION OF DEBT AND LIENS

                                                                                           AMOUNT OUTSTANDING
                           DESCRIPTION OF DEBT                                       AS OF DECEMBER 15, 1995 (000'S)
 Cleveland-Cliffs Inc 1992 Note Agreement                                                $70,000
   Total Consolidated                                                                          $70,000(A)

 Guaranteed Debt of Subsidiaries
 The Cleveland-Cliffs Iron Company
       Empire -- EIMP Term Notes*
        Company's Share (22.5625%)                                                         $ 3,948
        LTV Guarantee (25%)                                                                  4,375
        Wheeling-Pittsburgh Guarantee (12.4375%)                                             2,177
                                                                                            ------

                                                                                                       $10,500
         Marquette Range Coal Service
                  Term Loan (39.24%)                                                           130
                                                                                            ------
                                                                                                       $   130
         Funded Debt of Joint Venture                                                                  -------
                  Hibbing Taconite
                  Capitalized Leases (15%)                                                                $157
                                                                                                          ====

         Tilden Capitalized Leases (40%)                                                                 2,120
                                                                                                         =====

GRAND TOTAL                                                                                            $82,907
                                                                                                       =======

II.        Liens
           A.    Liens Securing Debt of the Company and its Subsidiaries

                 Any lien arising under or pursuant to:

                 1. Indenture of Mortgage, dated September 2, 1980, between Marquette Range Coal Service Company and Aetna Life Insurance Company (the

__________________________________

A The $70 Million Note Agreement of 8.51% and 8.84% obligations is being paid off on December 22, 1995.


* This category is guaranteed debt of Subsidiaries, with the Company's Share also covered by a guarantee. LTV's share and Wheeling-Pittsburgh's share are guaranteed by the Company's Subsidiaries, but are effectively serviced by LTV and Wheeling-Pittsburgh.

                                    ANNEX 2
                                (to Exhibit B)
         collateral is the real estate; at the Closing Date the aggregate principal amount of the Debt under the indenture is $130,000).

    2. Restated Indenture, between Empire Iron Mining Partnership, Inland Steel Company, McLouth Steel Corporation, The Cleveland-Cliffs Iron Company, International Harvester Company, WSC Empire, Inc. and Chemical Bank, as Trustee, dated as of December 1, 1978, as amended by the First through Sixth Supplemental Indentures (the collateral is the rights of the partners and partnerships in agreements executed in connection with the partnership and partnership interests of each partner; at the Closing Date the aggregate principal amount of the Debt under the Indenture attributable (whether by guaranty or otherwise) to Cliffs or its Subsidiaries is $10,500,000).

    3. Equipment Lease Agreements between Tilden Mining Company L.C. and NBD Bank (The collateral is three used P&H 2100 Shovels. At the closing date, the aggregate principal amount of Debt under these agreements is $2,120,000).

    4. An Equipment Lease Agreement between Hibbing Taconite Company and KDC Financial (The collateral is 3 Dresser 830E Trucks. At the closing date, the aggregate principal amount of Debt under these agreements is $157,000).

B.  Liens Not Securing Debt of the Company or its Subsidiaries

    Any lien arising under or pursuant to: Partnership security agreements, pursuant to which the Cliffs Subsidiaries who are partners in such partnerships, together with all other partners in such partnerships, have pledged their respective partnership interests (including their rights as partners under the related partnership and operating agreements) to the relevant partnership and their co-partners as collateral to secure the performance by the pledging partner of such partners' obligations under the relevant set of partnership and operating agreements (an example of this type of arrangement is the Restated Empire Partnership Security Agreement dated as of December 1, 1978, as amended); and leases of real property and related mineral rights, pursuant to which lands and related rights to extract ore, owned or held by Cliffs Subsidiaries, are leased to mining partnerships (an example of this type of arrangement is the Third Mining Lease-Empire Mine, dated as of December 1, 1978).

               DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

        The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.1 of the Note Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

                1. The Company is a corporation, validly existing and in good standing under the laws of the State of Ohio and has the corporate power and the corporate authority to execute and deliver the Note Agreements and to issue the Notes.

                2. The Note Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler shall also state that the opinion of F.L. Hartman, Vice President and General counsel for the Company, is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Ohio and the By-laws of the Company. The opinion of Chapman and Cutler shall be limited to the laws of the State of Illinois and the federal laws of the United States.

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.




                                  EXHIBIT C
                             (to Note Agreement)

                      DESCRIPTION OF CLOSING OPINION OF
                        GENERAL COUNSEL TO THE COMPANY

                 The closing opinion of F. L. Hartman, Vice President and General Counsel for the Company, which is called for by Section 4.1 of the Note Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

                1. The Company is a corporation, duly formed, validly existing and in good standing under the laws of the State of Ohio, has the corporate power and the corporate authority to own its properties, to conduct its business as now conducted, enter into and perform its obligation under the Note Agreements and to issue the Notes.

                2. CCI is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio. All of the outstanding shares of capital stock of CCI are validly issued, fully paid and non-assessable and are held of record by the Company.

                3. Cliffs Mining Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. All of the outstanding shares of capital stock of Cliffs Mining Company are validly issued, fully paid and nonassessable and are held of record by the Company.

                4. Cleveland-Cliffs Ore Corporation is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio. All of the outstanding shares of capital stock of Cleveland-Cliffs Ore Corporation are validly issued, fully paid and nonassessable and are held of record by The Cleveland-Cliffs Iron Company.

                5. Cliffs Empire, Inc. is a corporation duly formed, validly existing and in good standing under the laws of the State of Michigan. All of the outstanding shares of capital stock of Cliffs Empire, Inc. are validly issued, fully paid and nonassessable and are held of record by The Cleveland-Cliffs Iron Company.

                6. Cliffs MC Empire, Inc. is a corporation duly formed, valid existing and in good standing under the laws of the State of Michigan. All of the outstanding shares of capital stock of Cliffs MC Empire, Inc. are validly issued, fully paid and nonassessable and are held of record by The Cleveland-Cliffs Iron Company.

                7. Cliffs Tilden, Inc. is a corporation duly formed, validly existing and in good standing under the laws of the State of Michigan. All of the outstanding shares of capital stock of Cliffs Tilden, Inc. are validly issued, fully paid and nonassessable and are held of record by The Cleveland-Cliffs Iron Company.

                                  EXHIBIT D
                             (to Note Agreement)

                8. Cliffs TIOP, Inc. is a corporation duly formed, validly existing and in good standing under the laws of the State of Michigan. All of the outstanding shares of capital stock of Cliffs TIOP, Inc. are validly issued, fully paid and nonassessable and are held of record by The Cleveland-Cliffs Iron Company.

                9. Cliffs Resources, Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. All of the outstanding shares of capital stock of Cliffs Resources, Inc. are validly issued, fully paid and nonassessable and are held of record by the Company.

                10. Pickands Mather & Co. International is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. All of the outstanding shares of capital stock of Pickands Mather & Co. International are validly issued, fully paid and nonassessable and are held of record by the Company.

                11. The Note Agreements have been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                12. The Notes being issued to you as contemplated in the Note Agreements have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                13. No consent, approval, authorization or order of, or filing, registration or qualification with, any governmental agency or body is required for the issuance of the Notes being issued to you as contemplated in the Note Agreements or the execution and delivery of the Note Agreements.

                14. Neither the issuance and sale by the Company of the Notes nor the execution and delivery by the Company of, and performance by the Company of its obligations under, the Note Agreements will result in the violation of any State of Ohio, State of Illinois or federal statute or regulation, or any order or decree known to us of any court or governmental authority binding upon the Company or its property, or conflict with or result in a default or in creation of a lien under any of the provisions of the Company's Article of Incorporation or Regulations or any indenture, loan agreement or other agreement referenced on Annex 2 hereto.

                15. The Notes may be sold in the manner contemplated by the Note Agreements without registration under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.





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